UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 3
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NAS Acquisition, Inc.
(Exact Name of registrant in its charter)

Nevada	6770	47-1169948
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

 5881 NW 151 ST. Suite 216
Miami Lakes, FL  33014
954-362-7598
 (Address and telephone number of principal executive offices)

Charles B. Pearlman, Esq.
Pearlman Schneider LLP
2200 Corporate Blvd. NW, Suite 210, Boca Raton, FL 33431
(561) 362-9595
(Name, address and telephone number of agent for service)

Copies to:
Charles B. Pearlman, Esq.
Pearlman Schneider LLP
2200 Corporate Blvd. NW, Suite 210, Boca Raton, FL 33431
Electronic Fax (561) 362-9612

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee(2)

Common Stock-New Issue	$20,000.00	$0.02	$20,000.00	$2.73

Common Stock—Current Shareholder	$160,000.00	$0.02	$160,000.00	$21.82
_________________

(1) This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus
NAS Acquisition, Inc.
9,000,000 Shares of Common Stock
$0.02 per share

Under the 419 registration NAS Acquisition, Inc. (the "Company") the Company sold 1,000,000 shares at a price of $0.02 per share to 30 investors.

The proceeds from the sale of the shares in this offering were payable to Branch Banking and Trust Company (the "Trustee" or the "Escrow Agent") fbo NAS Acquisition, Inc. All subscription funds are being held in escrow by the Trustee in a non-interest bearing Trust Account. The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section entitled "Plan of Distribution" herein. Neither the Company nor any subscriber shall receive any interest payments no matter how long subscriber funds might be held. The offering has terminated on May 8, 2015, other than the reconfirmation offering for the 1,000,000 shares that have been already sold.

Prior to this offering, there has been no public market for NAS Acquisition, Inc.'s common stock. The Company is recently organized. Therefore, any investment involves a high degree of risk.

The secondary offering by Miguel Dotres of 8,000,000 shares held by him has terminated and Mr. Dotres continues to hold all 8,000,000 shares.

The Company conducted a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "SEC.") under the Securities Act of 1933, as amended (the "Securities Act"). The offering proceeds and the securities to be issued to investors were deposited in an account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the Deposited Securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the Deposited Funds otherwise releasable under Rule 419, the Deposited Funds and the Deposited Securities may not be released until an acquisition meeting the requirements of Rule 419 (see Plan of Distribution) has been consummated and 80% of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. None of the Deposited Funds has been disbursed. Pursuant to these procedures, this prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the Deposited Funds and none of the Deposited Securities will be issued to investors.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS" HEREIN ON PAGE 15.

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

PART I: INFORMATION REQUIRED IN PROSPECTUS	1

Reconfirmation Offering	1

Use of Proceeds	2

Determination of Offering Price	3

Dilution	3

Plan of Distribution	3

Description of Securities to be Registered	5

Management's Discussion and Analysis of Financial Condition and Results of Operations	7

Executive Compensation	12

Certain Relationships and Related Transactions	12

NAS Acquisition, Inc. Security Ownership of Certain Beneficial Owners and Management	13

Information Assuming the Share Exchange is Consummated	13

Description of Property	15

Reports to Security Holders	15

Disclosure of Commission Position on Indemnification for Securities Act Liabilities	15

Legal Matters	15

Risk Factors	15

NAS Acquisition, Inc.	F-1

Information with Respect to the Acquisition	20

Management's Discussion and Analysis of Financial Condition and Results of Operations	22

Certain Relationships and Related Transactions	27

Security Ownership of Acquisition Candidate	27

Description of Property	28

Legal Proceedings	28

OTM Risk Factors	28

OTM FINANCIAL STATEMENTS	F-1

ACQUISITION FINANCIAL STATEMENTS	F-1

PRO FORMA FINANCIAL STATEMENTS	PF-1

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

PART I: INFORMATION REQUIRED IN PROSPECTUS

RECONFIRMATION OFFERING

Shareholders are being asked to reconfirm their investment given these proposed acquisitions and such acquisitions will not be completed unless at least 80% of the investors reconfirm their offering.

On May 2, 2015, we entered into an Amended and Restated Share Exchange Agreement and Plan of Reorganization ("Agreement") with On the Move Corporation ("OTM"), a private company incorporated in Florida on April 23, 2014, with offices at 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33437. At the closing of the Agreement (which is contingent upon the effectiveness of this post-effective amendment to our registration statement and a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 41,000,000 shares of our common stock, par value $0.001 per share (the "Common Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding common shares of OTM and 2,500,000 shares of our  Series A convertible preferred stock ("Preferred Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding shares of OTM Series A convertible preferred stock. Upon completion of the foregoing transactions, (i) OTM will become our wholly-owned subsidiary, (ii) OTM's common stockholders will acquire 82% of our issued and outstanding common stock in exchange for their shares of OTM Common Stock, (iii) OTM's holders of its Series A convertible preferred stock will own 100% of our issued and outstanding Preferred Stock in exchange for the OTM holders' shares of OTM Preferred Stock, and (iv) we will change our name to On the Move Corporation. These transactions represent a reverse acquisition whereby OTM is the accounting acquirer and the assets and liabilities of NAS will remain at their carrying basis. The issuance of the shares to OTM will be recorded as a reverse merger recapitalization.

At or prior to closing OTM will own and operate two convenience stores under the "On the Move" brand name in the state of Florida. Its stores offer a selection of food, including pizzas, donuts, and sandwiches; beverage and tobacco products; health and beauty aids; automotive products; and other nonfood items. In addition, it is involved, at the same convenience store locations, in the retail sale of gasoline or gasohol on a self-service basis (the convenience stores and gas stations are collectively referred to as "Retail Stores").

OTM was founded in 2014 to engage in the acquisition and management of Retail Stores in the state of Florida, under its own brand name "On the Move".  At or prior to closing OTM will acquire the two Retail Stores from its principal stockholder in consideration for 2,500,000 shares of OTM Series A preferred stock.  This closing is subject to certain conditions including audited financial statements for the Retail Stores and OTM.

Management, with expertise in operating Retail Stores, as well as building and design of Retail Stores, believes the State of Florida offers OTM the best opportunity to build market share for the foreseeable future.

Management's near-term business plan is to expand from its two Retail Stores to more than 25 Retail Stores by the end of 2015. This would increase the OTM brand in key demographic areas throughout the State of Florida. It is anticipated that some or all of these Retail Stores will be acquired from its principal shareholders. . As of this date we have not entered into any agreements to purchase additional retail stores from our principal shareholders or other individuals nor do we have any debt or equity financing arrangements in place.

During the next year, OTM's foreseeable cash requirements will include expansion activities and ordinary business expenses associated with identifying, meeting with and negotiating with potential acquisition candidates. Such expenses could include the establishment of salaries and benefits for key members of the management and administrative team, and payment of expenses associated with the development and acquisition plan as well as cash (and /or equity) for the acquisitions. While management believes that a portion of its cash needs will be generated form its Retail Store operations, the balance will require debt or equity financing. There are no assurances, however, that debt or equity financing will be available or, if available, be on reasonable terms. Absent funding, OTM will experience a longer time period to expand and will not be able to accomplish its current business plan.

See additional information in Business of the Acquisition Candidate below.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(i)
Within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

(ii)
Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

(iii)	The acquisition(s) meeting the criteria set forth in herein (80% of the fair market value of the offering) will be consummated if a sufficient number of purchasers confirm their investments; and

(iv)
If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

The escrowed funds cannot be released until:

(i)
The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraph i, ii and iii above have been met; and

(ii)	Consummation of an acquisition(s) meeting the requirements of paragraph iii above.

Notice of Reconfirmation

Investors will have no fewer than 20 business days and no more than 45 business days to notify the Company of their election to remain an investor. Investors must notify the Company of their election on or before ________, 2014. Each investor will be mailed an election form to complete and sign which will then be mailed back to the Company at 5881 NW 151st Street, Suite 216, Miami Lakes, FL 33014.

USE OF PROCEEDS

The Company intends to use the proceeds from this offering as follows:

	$20,000 Raised in Offering
Application Of Proceeds	$		% of total

Total Offering Proceeds		$20,000	100.00%

Expenses Related to offering (1)		10,000	50%
Net Offering Proceeds		$10,000	50.00%
Working Capital (2)		$10,000	50.00%

Total Use of Proceeds		$20,000	100.00%

(1) Expenses of Offering include legal, accounting, escrow agent and filing fees.
(2) Working Capital  includes general operating expenses such as administrative and support expenses.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price. The Company sold 1,000,000 shares at a price of $0.02 per share to 30 shareholders in the offering.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the proceeds of this offering net of the offering expenses, our net book value will be $18,000 or $.02 per share. Therefore, the purchasers of the common stock in this offering incurred an immediate and substantial dilution of approximately $0.018 per share while our present stockholders received an increase of $0.002 per share in the net tangible book value of the shares they hold. This will result in a 90% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

$20,000 Offering

Offering Price Per Share	$0.02

Book Value Per Share Before the Offering	0.___

Book Value Per Share After the Offering	0. 18

Net Increase to Original Shareholder	$0. 018

Decrease in Investment to New Shareholders	$0. 002

Dilution to New Shareholders (%)	90%

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. The Company intends to have its securities traded on the OTC Markets but there is no guaranty that the Company will ever be approved to trade on any exchange.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Andrew Deme, secretary and treasurer of the Company. The Company must sell all of the shares of the new issue (1,000,000 shares) prior to the sale of any shares held by Miguel Dotres (8,000,000 shares), our president and sole director. Potential investors include, but are not limited to, family, friends, and acquaintances of Andrew Deme and Miguel Dotres. The intended methods of communication include, without limitation, telephone and personal contact. No mass advertising methods such as print media will be used. Every potential purchaser will be provided with a prospectus at the time any offer is made, as well as a copy of the subscription agreement.

Checks payable as disclosed herein received in connection with sales of our securities will be transmitted immediately into an Escrow Account until the offering is closed. There can be no assurance that all, or any, of the shares will be sold. The Dotres shares will be placed into the Escrow Account. The escrow agreement sets forth the offering priorities between the Company's shares and those held by Miguel Dotres. The total offering by the Company must be subscribed prior to the offering of any shares by Mr. Dotres.

Andrew Deme will not receive commissions for any sales originated on our behalf. We believe that Andrew Deme is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, as to Andrew Deme, he:

•	Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

•	Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

•	Is not an associated person of a broker or dealer; and

•	Meets the conditions of the following:

• Primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

• Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

•
Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Miguel Dotres, our sole officer or director, shall be deemed an underwriter for the purposes of this offering.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 once the offering has been fully completed and escrow agent receives a written request of the registrant, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (80% of the value of the amount of both the company and selling shareholder offering) has been consummated and a sufficient number of investors (holders of 80% of the shares sold hereunder both company and selling shareholder sales) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, this prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors and the Company will cease this offering.

The proceeds from the sale of the shares in this offering were payable to Branch Banking & Trust Co. FBO NAS Acquisition, Inc. ("Escrow Account") and were deposited in a non-interest bearing bank account at escrow agent Branch Banking & Trust Co. until the escrow conditions are met. In the event that interest is earned on the deposit such interest shall be for the sole benefit of the purchasers from this offering. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. All subscription funds will be held in the Escrow Account until the offering has been fully completed and escrow agent receives a written request of the registrant at which time 10% of the proceeds may be release to the company and no other funds shall be released to NAS Acquisition, Inc. until such a time as the escrow conditions are met. The escrow agent will continue to receive funds and perform additional disbursements until either 18 months from the effectiveness of this registration or the successful conclusion of the reconfirmation whichever event first occurs. Thereafter, this escrow agreement shall terminate. The fee of the Escrow Agent is $2,500.00. Any subscribers will be notified of in writing a minimum of 20 days prior to the beginning of any extension in the offering period.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

NAS Acquisition, Inc. is authorized to issue 100,000,000 shares of common stock, $0.001 par value. The Company has issued 8,000,000 shares of common stock to date held by one shareholder of record. In addition, it has sold 1,000,000 shares currently held in escrow, together with the Dotres shares under Rule 419 to a total of 31 subscribers. All shares of common stock now outstanding are fully paid and non-assessable and all shares of common stock, which are the subject of this offering, when issued, will be fully paid and non-assessable. In addition,

•
No holder of any shares of our common stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein;

•
Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors;

•
As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend is at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

Preferred Stock

NAS Acquisition, Inc. is authorized to issue 25,000,000 shares of preferred stock of which there is none outstanding. The preferred stock may be issued from time to time in one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors without the need for shareholder approval and filed as an amendment to our Articles of Incorporation.

We filed an Amended and Restated Certificate of Incorporation ("Amended Certificate") with the Secretary of State of the State of Nevada to facilitate the acquisition of the OTM Series A Convertible preferred stock ("OTM Preferred Stock") held by a principal of OTM. The Amended Certificate designates a class of 5,000,000 shares of Series A preferred stock ("Preferred Stock") with the following designations and preferences:

•	Voluntarily converts into common stock on 1:1 basis;

•	Not entitled to payment of dividends;

•	Liquidation preference equal to stated value ($1.00 per share) of outstanding shares of Preferred Stock;

•	No voting rights except as required by law; and

•	Within 90 days of the second anniversary of the issuance of the Preferred Stock (the "Redemption Date"), we are required, out of funds legally available therefor, to redeem the Preferred Stock.

Upon closing of the Agreement the holder of OTM Preferred Stock will exchange his shares of OTM Preferred Stock for 2,500,000 shares of our Preferred Stock. If for any reason the Preferred Stock is not redeemed by the Redemption Date, the Holder (Jay Seewald) shall be paid $600,000 for each additional year (or part thereof) that the Preferred Stock is not redeemed.

The right of the Board of Directors without shareholder approval to establish any additional series of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Financial Statements included in this prospectus.

Plan of Operation

NAS Acquisition, Inc. was incorporated on May 28, 2014.

We intend to acquire shares of an entity actively engaged in business which generates revenues, in exchange for our securities. We have obtained audited financial statements of OTM, the target entity and this reconfirmation offering must be completed prior to the consummation of the Share Exchange.

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Company as a merger partner or acquisition vehicle will be its status as an SEC reporting company. This proposed business combination will result in a significant issuance of shares and substantial dilution to present stockholders of the Company.

General Business Plan

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company has not restricted its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature.

We may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

The selection of a business opportunity in which to participate is complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous companies seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Management of the Company, while not experienced in matters relating to the proposed new business of the Company, has relied upon its own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's management has never used outside consultants or advisors in connection with a merger or acquisition.

Acquisition Opportunities

In implementing a structure for a particular business acquisition, the Company will become a party to a share exchange or merger agreement with another corporation or its shareholders. On the consummation of a transaction, the present management and shareholder of the Company will no longer be in control of the Company. In addition, the Company's director will resign and be replaced by new directors without a vote of the Company's shareholders.

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholder of the Company will no longer be in control of the Company. In addition, the Company's director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

Mr. Dotres must sell his shares at $0.02 per share, if at all, during the offering period. It is anticipated that, after the offering period is closed, Mr. Dotres may actively negotiate or otherwise consent to the purchase of a portion of his common stock as a condition to, or in connection with, a proposed merger or acquisition transaction at a negotiated price. No transfer or sales of any shares held in escrow shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company, management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements, which in this case is the Share Exchange Agreement and Plan of Reorganization. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated herein above, the Company will not acquire or merge with any entity that cannot provide independent audited financial statements. The Company will file such audited statements as part of this post-effective amendment (reconfirmation). In the event that a previously approved target acquisition was later voided by management, shareholders may be left without an operating company and thus the value of their shares would be greatly diminished.

Emerging Growth Company

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a 'large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.'.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

NAS Acquisition, Inc.'s operations and corporate offices are located at 5881 NW 151st Street, Suite 216, Miami Lakes, Florida 33014, with a telephone number of (954) 362-7598.

NAS Acquisition, Inc.'s fiscal year end is June 30.

Current Management

Our director is elected by the stockholders to a term of one year and serves until a successor is elected and qualified. Our officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and director as of the date of this prospectus.

Name	Age	Position	Period of Service(1)

Miguel Dotres(2)	42	President and Director	Inception – Current

Andrew Deme	48	Secretary and Treasurer	Inception – Current

Notes:

(1)
Our director will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. Mr. Dotres is the sole director and he appointed himself and Mr. Deme as the Company's officers who will hold office until their resignation or removal from office.

(2)
Both officers have outside interests and obligations other than NAS Acquisition, Inc. They intend to spend approximately 10 hours per week on our business affairs. At the date of this prospectus, NAS Acquisition, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
 AND CONTROL PERSONS

Miguel Dotres, President, Director, Sole Shareholder, age 42.

In December 2004 Mr. Dotres founded Internet Entertainment Programming Network Inc. This company was organized to produce internet radio stations and programming solutions. Dotres was Chief Executive Officer of the company. From inception to Dotres resignation from the company, he provided management and financial backing. In addition, he was instrumental in raising capital to facilitate future growth. As of December 2006, Dotres resigned his position to seek other opportunities and continued acting in a limited advisory role with the company until June 2007.

In February 2006 Dotres co-founded Grid Merchant Partners Inc., an internet based credit card processing and e-check processing company. Grid Merchant Partners electronic transactions included Visa, MasterCard, AMEX, Discover, Debit and EBT. In March 2007 Payless Telecom Solutions, a publicly traded company (PYSJ), acquired Grid Merchant Processing Inc. and Dotres resigned his position April 2007.

In September of 2007 Mr. Dotres became the Chief Operations Officer for Merlot Inc. a Florida restaurant company that operated two restaurants in Jupiter, FL. Dotres played an integral part in improving operations and increasing annual sales to over 1.5 million dollars. Dotres resigned from the company in July 2010 to seek other opportunities.

From July 2010 to present Dotres founded Diversified Corporate Investment Group Inc. ("Diversified"), and is the sole shareholder and control person of this company. Diversified provides specialized business services to business seeking to build social media awareness and network in the social media space.

From January 2013 to October 2013, Mr. Dotres was the sole officer and director of OICco Acquisition I, Inc. That company had previously closed its 419 offering and filed a current report with the SEC on Form 8-K with respect to the acquisition of Imperial Automotive Group, Inc. Following his appointment Mr. Dotres brought the annual and quarterly SEC filings up to date. Mr. Dotres thereafter identified another company for acquisition and engaged in a share exchange agreement with Champion Pain Care Corp. Mr. Dotres resigned as an officer and director in October 2013.

On July 1, 2013, Mr. Dotres became the sole officer and director of OICco Acquisition IV Inc. On April 11, 2014 OICco Acquisition IV, Inc. entered into a Share Exchange Agreement and Plan of Reorganization (the "Agreement") with VapAria Solutions, Inc., a Minnesota corporation formerly known as VapAria Corporation ("VapAria") and the shareholders of VapAria (the "VapAria Shareholders") pursuant to which OICco Acquisition IV, Inc. agreed to acquire 100% of the outstanding capital stock of VapAria from the VapAria Shareholders in exchange for certain shares of our capital stock. On July 31, 2014, all conditions precedent to the closing were satisfied, including the reconfirmation by the investors of the prior purchase of 1,000,000 shares of our common stock pursuant to the requirements of Rule 419 of the Securities Act, and the transaction closed. At closing, OICco Acquisition IV Inc. issued the VapAria Shareholders 36,000,000 shares of common stock and 500,000 shares of its 10% Series A Convertible Preferred Stock in exchange for the common stock and preferred stock owned by the VapAria Shareholders. The VapAria Shareholders were either accredited or sophisticated investors who had access to information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act. Subsequent to the closing the name of OICco Acquisition IV, Inc. was changed to VapAria Corporation.

On November 8, 2013, Mr. Miguel Dotres was appointed as the sole officer and director of Petrus Resources Inc.  Petrus Resources Inc., is an effective Blank Check company.

Andrew Deme, Secretary and Treasurer, age 48

Since 1997 to present, Mr. Deme has been the Principle of Gulfstream Consulting in Fort Lauderdale, Florida. Gulfstream has worked collaboratively with an array of businesses in a variety of different industries to provide services in the areas of corporate development, financial modeling, operations analysis, due diligence, strategic marketing, business development, acquisition identification, and capital funding sourcing.

From 2004 to 2006, Mr. Deme was the Managing Director and Founder of Bahamas Aviation Services Limited located in Ft. Lauderdale, FL and Nassau, Bahamas.  Mr. Deme recruited and led a consortium of aviation industry experts and leaders to formally respond to a request for proposal from the Bahamian Government to plan, build and operate a $500M international airport in Nassau.  He led the executive direction, management and coordination of the teaming partners to develop the proposal that was submitted.

From 2000 to 2010, Mr. Deme was the President and owner of numerous preschools that operated under the trade name Oxford Academy.

Our officers and director are not full time employees of our company and are actively involved in other business pursuits. Mr. Dotres also intends to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, they may be subject to a variety of conflicts of interest. Since our officer and director is not required to devote any specific amount of time to our business, he will experience conflicts in allocating his time among their various business interests. Moreover, any future blank check companies that are organized by our officer and director may compete with our company in the search for a suitable target.

To minimize potential conflicts of interest arising from multiple corporate affiliations, our officer and director will not ordinarily make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, he will provide the available due diligence information on all available acquisition vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our company is best suited to its needs or that an acquisition will ever occur.

Board Committees

NAS Acquisition, Inc. has not yet implemented any board committees nor does it have any independent directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Miguel Dotres	2014	—	—	—	—	—	—	—
Officer and Director		—	—	—	—	—	—	—

Andrew Deme	2014
Officer		—	—	—	—	—	—	—

Directors' Compensation

Our director is not entitled to receive compensation for services rendered to the Company or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Employment Contracts And Officers' Compensation

Since our incorporation, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as the Company maintains a positive cash flow.

Stock Plan and Other Long Term Incentive Plan

We currently do not have existing or proposed stock option or other long term incentive plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about May 28, 2014, Miguel Dotres, president and director, paid for expenses involved with the incorporation of NAS Acquisition, Inc. with personal funds on behalf of NAS Acquisition, Inc., in exchange for 8,000,000 shares of common stock each, par value $0.0001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of the Securities Act.

The price of the common stock issued to Miguel Dotres was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Miguel Dotres, the Company's president and director and Mr. Deme, the secretary and treasurer are the only promoters of the Company.

NAS ACQUISITION, INC.
 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by the director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class(3)

Common	Miguel Dotres, President and Director	8,000,000	88%

	Andrew Deme, Secretary and Treasurer

	All Directors and Officers as a group (2 persons)	8,000,000	88%

Footnotes

(1) The address of the executive officer one director is c/o NAS Acquisition, Inc., 5881 NW 151 Street, Suite 216, Miami Lakes, FL 33014.

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3) Assuming the sale of 1,000,000 shares of our common stock in addition to the 8,000,000 shares held by Mr. Dotres.

INFORMATION ASSUMING THE SHARE EXCHANGE
 IS CONSUMMATED

Assuming the Share Exchange is consummated the directors and executive officers will be as follows:

NAME	POSITION	AGE
Richard Reitano	Chief Executive Officer and Director	56
Jay Seewald	President, Chief Operating Officer and Director	47
Russell Parker	Vice President, Secretary, Chief Branding Officer and Director	57

A description of the directors and executive officers is provided on page 24 under the caption Management Team of Acquisition Candidate.

None of the directors are independent directors. We do not anticipate that we will implement any board committees.

Subject to the availability of funding, we intend to compensate at least three executive officers through salary and stock based compensation. Messrs. Reitano, Seewald and Parker have entered into five year employment agreements with OTM. No additional compensation will be paid for serving as a director. As of this date no compensation has been paid to each of Messrs. Reitano, Seewald or Parker. See Management Team of Acquisition Candidate – Employment Contracts and Officers' Compensation.

Assuming the Share Exchange is consummated, there will be 50,000,000 shares of common stock outstanding and 2,500,000 shares of Preferred Stock outstanding.

The following tables set forth certain information assuming the Share Exchange is consummated with respect to the beneficial ownership of common stock and Preferred Stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes and by all officers and directors, as a group.
Title of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership	Percent of Class

Common	Richard Reitano (1) CEO, Director	12,500,000	25%

	Jay Seewald (1) President, COO, Director	12,500,000	25%

	Russell Parker (1) Vice President, Secretary, Chief Branding Officer, Director	3,375,000	6.75%

	Miguel Dotres (2)	8,000,000	16%

	All directors and officers as a group (3 persons)	28,375,000	56.75%

(1)	Address is 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33437
(2)	Address is 5881 NW 151st Street, Suite 216, Miami Lakes, Florida 33014

Title of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership	Percent of Class

Series A Preferred Stock (2)	Jay Seewald (1) COO, Director	2,500,000	100%

(1)	Address is 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33437
(2)	The Preferred Stock has no voting rights except as required by law

DESCRIPTION OF PROPERTY

We use a corporate office located at 5881 NW 151st Street, Suite 216, Miami Lakes, Florida 33014. Office space, utilities and storage are currently being provided free of charge at the present time at this address. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

REPORTS TO SECURITY HOLDERS

1. After this offering, NAS Acquisition, Inc. will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, NAS Acquisition, Inc. will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status. The Company intends to file Form 8-K upon effectiveness of this registration.

3. The public may read and copy any materials NAS Acquisition, Inc. files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. NAS Acquisition, Inc.'s SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, NAS Acquisition, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by NAS Acquisition, Inc. of expenses incurred or paid by a director, officer or controlling person of NAS Acquisition, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, NAS Acquisition, Inc. will, unless in the opinion of NAS Acquisition, Inc. legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

Pearlman Schneider LLP is legal counsel to the Company. Pearlman Schneider LLP has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Pearlman Schneider LLP has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTC Markets.

RISK FACTORS

You should consider carefully the following information about the risks described below, together with the other information contained in this filing before you decide to buy or maintain an investment in our common stock. We believe the risks described below are the risks that are material to us as of the date of this filing. Additional risks and uncertainties that we are unaware of may also become important factors that affect us. If any of the following risks actually occur, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

Rule 419 limitations may limit business combinations.

Rule 419 requires that the securities to be issued and the funds received in this offering be deposited and held in an escrow account pending the completion of a qualified acquisition. Before the acquisition can be completed and before the funds and securities can be released, the Company will be required to update its registration statement with a post-effective amendment. After the effective date of any such post-effective amendment, the Company is required to furnish investors with the new prospectus containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must decide to remain investors or require the return of their investment funds. Any investor not making a decision within 45 days of the effectiveness of the post-effective amendment will automatically receive a return of his investment funds. Up to 10% of the proceeds from the offering may be released to the Company upon completion of the minimum offering amount and therefore may not be returned to investors.

No operating history or revenue and minimal assets results in no assurance of success.

The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. This may lessen the possibility of finding a suitable acquisition or merger candidate as such loss would be inherited on their financial statements. There is no assurance that the Company can identify such a business opportunity and consummate a business combination.

Discretionary use of proceeds; "blank check" offering leads to uncertainty as to future business success.

As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more business combinations. There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds of this offering will permit the Company to achieve its business objectives.

Regulations concerning "blank check" issuers may limit business combinations.

The ability to register or qualify for sale the shares of our common stock included in this offering (the "Shares") for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the Shares have been registered.

Speculative nature of the Company's proposed operations results in no assurance of success.

The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. A related entity OICco Acquisition I, Inc. completed an acquisition and the same officer and director as the Company determined that the business of the acquired company was not significant enough to devote additional resources to and therefore chose not to expand the operations of the acquired entity but instead to pursue another acquisition. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

Scarcity of and competition for business opportunities and combinations may limit possible business combinations.

The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

Conflicts of interest of officers and director may result in a loss of business or failure to complete a merger or acquisition or to do so at less profit.

The Company's officers and director currently participates and may in the future participate in other business ventures which compete directly with the Company. Miguel Dotres currently is a participant in Petrus Resources Inc. of which Miguel Dotres is the sole officer and director. Additional conflicts of interest and non-arm's length transactions may also arise in the future in the event the Company's officers and director is involved in the management of any firm with which the Company transacts business.

Conflicts relating to the location of merger/acquisition candidates.

Our officers and director are not full time employees of our company and are actively involved in other business pursuits. Miguel Dotres also intends to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, he may be subject to a variety of conflicts of interest.

Miguel Dotres is currently engaged in other business ventures, including other entities with which he is involved, that appear likely to compete directly with the company in connection with the marketing of the companies' respective securities as well as in connection with the identification of candidates for a business acquisition and the negotiation and consummation of acquisition agreements. Each blank check company in which Miguel Dotres has an interest will have essentially the same structure and the same shareholders. Though there may be slight differences in the shares outstanding, acquisition candidates will be selected based on their capitalization requirements. Due the time limitations for completion of an acquisition, the effectiveness date of the Company's registration will play a pivotal role as to which blank check company will be presented first. If there are multiple blank check companies effective, all will be presented to the prospective purchaser and the purchaser will choose.  See "Directors, Executive Officers, Promoters And Control Persons."

Reporting requirements may delay or preclude acquisition.

The Company will be required to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

Change in control and management may result in uncertain management future.

A business combination involving the issuance of the Company's common stock will result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require management of the Company to sell or transfer all or a portion of the Company's common stock held by him, or resign as a member of the Board of Directors of the Company. The resulting change in control of the Company will result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

Reduction of percentage share ownership following a business combination may result in dilution.

The Company's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in the Company issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and will result in a change in control or management of the Company.

Federal and state taxation of business combination may discourage business combinations.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax- free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

Blue sky considerations may limit sales in certain states.

Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind pool or "blank-check" securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

Business analysis by non-professional may increase risk of poor analysis.

Analysis of business operations will be undertaken by our sole officer and director who is not a professional business analyst. Thus the depth of such analysis may not be as great as if undertaken by a professional which increases the risk that any merger or acquisition candidate may not continue successfully.

Arbitrary offering price means shares may not reflect fair market value.

The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the Shares will attain market values commensurate with the Offering Price.

No public market for Company's securities may limit the liquidity of the shares.

Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and general market conditions. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Shares eligible for future sale may increase the supply of shares on the market.

All of the 8,000,000 Shares, which are held by management, have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act") (pending effectiveness of this registration statement). Such Shares will not be available for sale in the open market except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell such shares. This offering will make a substantial number of the Shares owned by management eligible for sale in the future which may adversely affect the market price of the Common Stock. Mr. Dotres, an officer and our sole director, shares will remain bound by the affiliate resale restrictions enumerated in Rule 144 of the Securities Act of 1933. The Company is a shell company and that as such, holders of our restricted or control securities will not be able to sell their securities in reliance on Rule 144 until such time, if ever, as we meet the requirements of Rule 144(i)(2).

Authorization of "Blank Check" preferred stock may delay, defer or prevent change of control.

We have included in our Articles of Incorporation the authorization to issue a series of preferred stock with such preferences, limitations and relative rights as determined by the Board of Directors without shareholder approval. This may have the effect of delaying, deferring, or preventing a change in control.

NAS Acquisition, Inc.

FINANCIAL STATEMENTS
March 31, 2015

NAS Acquisition, Inc.
Balance Sheets (Unaudited)

	March 31, 2015	June 30, 2014
ASSETS

Total assets	$-	$-

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities
Accounts payable - Related party	6,272	0
Total current liabilities	6,272	0

Stockholder's deficit
Preferred stock, $0.0001 par value; 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 8,000,000 shares issued and outstanding	800	800
Additional paid in capital	1,700	1,700
Accumulated deficit	(8,772)	(2,500)
Total stockholder's deficit	(6,272)	0

Total liabilities and stockholder's deficit	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

NAS Acquisition, Inc.
Statements of Operations (Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2015	2014	2015	2014
Revenues	$-	$-	$-	$-

Operating expenses
General and administrative	-	-	6,272	-
Total operating expenses	-	-	6,272	-

Net loss	$-	$-	$(6,272)	$-

Basic and diluted loss per common share	$-	$-	$(0.00)	$-

Basic and diluted weighted average shares outstanding	8,000,000	-	8,000,000	-

The accompanying notes are an integral part of these unaudited financial statements.

NAS Acquisition, Inc.
Statements of Cash Flows (Unaudited)

Nine months ended March 31,
	2015	2014
Cash flows from operating activities
Net loss	$(6,272)	$-
Changes in operating liability:
Accounts payable - Related party	6,272	-
Net cash used in operating activities	-	-

Cash flows from investing activities	-	-

Net cash provided by financing activities	-	-

Net change in cash	-	-
Cash, beginning of period	-	-
Cash, end of period	$-	$-

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

 NAS Acquisition, Inc.
Notes to Unaudited Financial Statements
March 31, 2015

NOTE 1 –  ORGANIZATION AND DESCRIPTION OF BUSINESS

NAS Acquisition, Inc. ("NAS" or the "Company"), was incorporated in the State of Nevada on May 28, 2014, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The accompanying unaudited financial statements of NAS Acquisition, Inc. (the "Company" ) have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, or the SEC, including the instructions to Form 10-Q and Regulation S-X. In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the three month periods and for the period from the date of inception have been made. Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year. When used in these notes, the terms "Company", "we", "us" or "our" mean the Company. Certain information and note disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America has been condensed or omitted from these statements pursuant to such accounting principles and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements and should be read in conjunction with our audited financial statements for the year ended June 30, 2014.

The results of operations for the three and nine month periods ended March 31, 2015 are not necessarily indicative of the results for the full fiscal year ending June 30, 2015.

NOTE 2 – GOING CONCERN

The accompanying financial statements are prepared on a basis of accounting assuming that the Company is a going concern that contemplates realization of assets and satisfaction of liabilities in the normal course of business. The Company has no current revenue sources. The Company's management plans to engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue- producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. These conditions raise substantial doubt as to the Company's ability to continue as a going concern.

 NAS Acquisition, Inc.
Notes to Unaudited Financial Statements
March 31, 2015

NOTE 3 – RELATED PARTY TRANSACTIONS

At March 31, 2015, the Company owed a related party in the amount of $6,272 to Miguel Dotres, sole director, for payment of the Company's expenses.

NOTE 4 – SUBSEQUENT EVENTS

On May 2, 2015, NAS Acquisition, Inc. (the "Company", "we", or "us") entered into an Amended and Restated Share Exchange Agreement and Plan of Reorganization ("Agreement") with On The Move Corporation, ("OTM"), a private company incorporated in Florida in 2014 with offices at 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33437. At the closing of the Agreement (which is contingent upon the effectiveness of a post-effective amendment to our registration statement and a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 41,000,000 shares of our common stock, par value $0.0001 per share (the "Common Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding common shares of OTM and 2,500,000 shares of our to be designated Series A convertible preferred stock ("Preferred Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding shares of OTM's Series A convertible preferred stock. Upon completion of the foregoing transactions, (i)  OTM will become our wholly-owned subsidiary, (ii) OTM's common stockholders will acquire 82% of our issued and outstanding common stock, and (iii) OTM's holders of its Series A convertible preferred stock will own 100% of our issued and outstanding Preferred Stock, and (iv) we will change our name to On The Move Corporation.

The closing of the transaction is subject to an effective registration statement with the SEC and the reconfirmation of investors in the Company's offering and approval of the Company's shareholders.

FINANCIAL STATEMENTS AND EXHIBITS.
NAS Acquisition, Inc.

Page

Report of Independent Registered Public Accounting Firm	F2

Financial Statements:

Balance Sheet as of June 30, 2014	F3

Statement of Operations for the period May 28, 2014 (date of inception) to June 30, 2014	F4

Statement of Changes in Stockholders (Deficit) for the period May 28, 2014 (date of inception) to June
30, 2014	F5

Statement of Cash Flows for the period May 28, 2014 (date of inception) to June 30, 2014	F6

Notes to Financial Statements	F7 - F9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
NAS Acquisition, Inc.
Miami Lakes, FL

We have audited the accompanying balance sheet of NAS Acquisition, Inc. (the "Company") as of June 30, 2014, and the related statements of operations, stockholders' equity, and cash flows for the period from May 28, 2014 (inception) through June 30, 2014. The Company's management is responsible for these financial  statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain  reasonable  assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal  control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion.  An  audit  also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our  opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2014, and the related statements of operations, stockholders' equity, and cash flows for the period from May 28, 2014 (inception) through June  30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from operation since inception. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note 2. The financial statements do not include  any adjustments that might result from the outcome of this uncertainty.

/s/ MALONEBAILEY, LLP
MALONEBAILEY, LLP
www.malone-bailey.com
Houston, Texas

September 16, 2014

NAS ACQUISITION, INC.

FINANCIAL STATEMENTS
June 30, 2014

Balance Sheets

June 30
2014

Total assets	$-
-
Current liabilities
$-
Total current liabilities	-

Stockholders' deficit
Preferred stock, $0.0001 par value; 25,000,000 shares authorized; none issued or outstanding	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 8,000,000 shares issued and outstanding	800
Additional paid in capital	1,700
Accumulated deficit	(2,500)
Total stockholders' deficit	-

Total liabilities and stockholders' deficit	$-

See accompanying notes to the financial statements

NAS ACQUISITION, INC.

Statements of Operations

Period of May 28, 2014 (Inception) to June 30, 2014

Operating expenses
General and administrative	$-
Professional fees	2,500
Total operating expenses	2,500

Net loss	$2,500

Basic and diluted loss per common share	$(0.00)

Basic and diluted weighted average shares outstanding	8,000,000

See accompanying  notes to the financial statements

NAS ACQUISITION, INC.

Statement of Changes in Stockholders' Equity (Deficit)

	Common Stock		Additional Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, May 28, 2014 (Inception)	-	$-	$-	$-	$-
Common stock issued for cash	8,000,000	800	1,700	-	2,500
Net loss, period ending June 30, 2014	-	-	-	(2,500)	(2,500)
Balance, June 30, 2014	8,000,000	$800	$1,700	$(2,500)	$-

See accompanying notes to the financial statements.

NAS ACQUISITION, INC.

Statements of Cash Flows

Period of May 28, 2014 (Inception) to June 30, 2014
Cash flows from operating activities
Net loss	$(2,500)
Changes in operating liability:
Net cash used in operating activities	(2,500)

Cash flows from financing activities
Proceeds from sales of common stock	2,500
Net cash provided by financing activities	2,500

Net change in cash	-
Cash, beginning of period	-
Cash, end of period	$-

Supplemental cash flow information
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to the financial statements.

NAS Acquisition, Inc.
Notes to Financial Statements
June 30, 2014

Note 1 - Nature of Business

NAS Acquisition, Inc. (the Company) was incorporated under the laws of the State of Nevada on May 28, 2014 with the principal business objective of merging with or being acquired by another entity and is therefore a blank check company.

The Company has elected a fiscal year end of June 30.

Note 2 - Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company has minimal cash and no material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

Note 3 - Significant Accounting Policies

Basis of presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of June 30, 2014.

NAS Acquisition, Inc.
Notes to Financial Statements
June 30, 2014

Note 3 - Significant Accounting Policies (continued)

Earnings Per Share Information

FASB ASC 260, “Earnings Per Share” provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Recent Accounting Pronouncements

In the period ended June 30, 2014, the Company elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The cumulative tax effect at the expected rate of 35% of significant items comprising our net deferred tax amount is as follows:

June 30, 2014
Deferred tax asset attributable to
Net operating loss carryover	$875
Valuation allowance	(875)
Net deferred tax assets	$-

NAS Acquisition, Inc.
Notes to Financial Statements
June 30, 2014

Note 4 - Stockholders’ Equity

Preferred Stock

The authorized preferred stock of the Company consists of 25,000,000 shares with a $0.0001 par value. We have not issued preferred shares since inception on May 28, 2014.

Common stock

The authorized common stock of the Company consists of 100,000,000 shares with a $0.001 par value.

The Company issued 8,000,000 shares for total cash considerations of $2,500 during the period ending June 30, 2014.

There were 8,000,000 shares issued and outstanding as of June 30, 2014.

Note 4 - Related Party Transactions

On May 28, 2014 Miguel Dotres an officer and director paid $2,500 for 8,000,000 common shares of stock of the Company.

INFORMATION WITH RESPECT TO THE ACQUISITION

ON THE MOVE CORPORATION

Acquisition Candidate

General

Prior to closing OTM will own and operate two convenience stores under the "On the Move" brand name in the State of Florida. Its convenience stores offer a selection of food, including pizzas, donuts, and sandwiches; beverage and tobacco products; health and beauty aids; automotive products; and other non-food items. In addition, it is involved at the same convenience store locations in the retail sale of gasoline or gasohol on a self-service basis (the convenience stores and gas stations are collectively referred to as "Retail Stores"). Our Retail Stores are currently located in the Boynton Beach and Jupiter areas in Florida. We intend to grow our company through acquisitions as well as internal growth as follows:

(1)	Execute a prudent growth strategy of blending new store growth with acquisitions, creating a broad geographic footprint and infrastructure throughout the State of Florida.

(2)	Create its own brand and deliver superior imaging, lighting, pricing facilities, cleanliness, drive thru's and customer offerings for time strapped consumers.

(3)	Create its own independent fuel brand and delivery and eventually the delivery of alternative fuels such as natural gas, hydrogen and electric charging stations.

Management believes that Florida represents a significant opportunity for growth. With a population of over 19,000,000 and tourist visits that exceeded 90,000,000 in 2013, management believes its plan of internal growth and acquisition represents the most efficient way for OTM to take advantage of the economic recovery and expansion of the state. As part of these plans, management has identified a number of improvements to its existing Retail Stores to make its Retail Stores attract additional customers and thereby increase its share of the market for fuel and non-fuel products and services.

Expansion plans for 2015 include the following cities in the State of Florida:

Jacksonville, Oviedo, Winter Springs, Lutz, Hudson, Fort Pierce, Port Richey, Fort Myers, Delray, Boca Raton, Riviera Beach, Coral Springs, Wellington, Sarasota

Background

OTM was organized as a Florida corporation on April 23, 2014. Its principal shareholders have experience in owning and operating Retail Stores.

On May 2, 2015, we entered into an Amended and Restated Share Exchange and Plan of Reorganization ("Agreement") with On the Move Corporation ("OTM"), a private company incorporated in Florida on April 23, 2014, with offices at 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33437. At the closing of the Agreement (which is contingent upon the effectiveness of this post-effective amendment to our registration statement and a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 41,000,000 shares of our common stock, par value $0.001 per share (the "Common Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding common shares of OTM and 2,500,000 shares of our Series A convertible preferred stock ("Preferred Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding shares of OTM Series A convertible preferred stock. Upon completion of the foregoing transactions, (i) OTM will become our wholly-owned subsidiary, (ii) OTM's common stockholders will acquire 82% of our issued and outstanding common stock in exchange for their shares of OTM Common Stock, (iii) OTM's holders of its Series A convertible preferred stock will own 100% of our issued and outstanding Preferred Stock in exchange for the OTM holder's shares of OTM Preferred  Stock, and (iv) we will change our name to On the Move Corporation.

Pursuant to a Second Amended and Restated Asset Purchase Agreement dated July 2, 2015, OTM agreed to acquire two Retail Stores from Jay Seewald, president and COO of OTM, in consideration for 2,500,000 shares of the OTM Preferred Stock, $1.00 per share stated value. This acquisition will be consummated prior to the closing of our transaction with OTM. The assets purchased will be limited to licenses and permits, intellectual property and communication addresses. No liabilities will be assumed. The leases for the premises at each location will include all tangible assets of Sellers' utilized in or related to the operation of the Retail Stores, including all furniture, equipment and machinery.

We intend to acquire additional Retail Stores from Jay Seewald and his affiliates. As of this date we have not entered into any agreements with Jay Seewald or other individuals to purchase any additional Retail Stores nor do we have any debt or equity financing arrangements in place.

The Market and Industry Trends

During the last several years there has been significant growth in the number of Retail Stores. The U.S. convenience store industry has approximately 151,000 stores that accounted for nearly $70 billion in sales during 2013. Cumulatively, the U.S. convenience store industry alone serves nearly 160 million customers per day and 58 billion customers every year. In the State of Florida, as of December 31, 2013, according to the 2014 WACS/Nielson, there were approximately 9,700 stores with only California and Texas having more stores.

In recent years, the convenience store industry has concentrated on increasing and improving in-store foodservice offerings, including fresh foods, quick service restaurants or proprietary food offerings. Should this trend continue, OTM management believes consumers may become more likely to patronize convenience stores that include such offerings, which may also lead to increased inside merchandise sales or fuel sales for such stores. We are attempting to capitalize on this trend by improving our in-store food offerings. Other significant trends include a national decline in retail fuel gallons sold and the number of cigarettes sold. Management believes our focus on foodservice offerings will compensate for lower sales and gross profit resulting from cigarettes and retail fuel.

General Description of Retail Stores

Based on the two Retail Stores, the average size of the OTM convenience store is 2,600 square feet and each of the stores has five to eight gasoline dispensers. The "On the Move" logo and signage is clearly displayed at each of the stores. It is anticipated that any new stores will be of the same approximate square footage and have the same average number of fuel dispensers.

Operations

Each Retail Store is generally staffed with a store manager, an assistant manager and sales associates who work various shifts to enable the stores to remain open 24 hours a day, seven days a week. OTM corporate management evaluates store operations and store conditions, maintenance and customer service through a regular store visitation program.

Fuel Operations.  Presently OTM offers branded fuel at each of its Retail Stores. The branded fuel, depending on the Retail Store, is Chevron or Texaco. The sale of fuel accounts for approximately 80% of the Retail Store sales.

The stores purchase fuel from major oil companies. Fuel supply agreements typically contain provisions relating to, among other things, minimum volumes, payment terms, use of the supplier's brand names, compliance with the supplier's requirements, acceptance of the supplier's credit cards, insurance coverage and compliance with legal and environmental requirements. The inventories of fuel turn approximately every 1.8 days.

Merchandise Operations.  The Retail Stores offer a wide assortment of food, beverages, non-food merchandise and various services. The following is the general category of sales as a percentage of total merchandise sales:

Category	Percentage
Cigarettes	30%
Grocery and other tobacco products	27%
Packaged beverages	20%
Beer and wine	15%
Foodservice	8%

Food Services.  OTM food service category includes both proprietary/food service and quick service restaurants consisting of such national brands as Dunkin Donuts, Subway, Quizno's and Godfather's Pizza.

Distribution

Merchandise.  In fiscal 2014 and 2013 and during the first quarter of 2015, the Retail Stores purchased approximately 65% of its merchandise, including most tobacco and grocery products, through a single wholesale grocer, Cormark. The balance of merchandise is purchased from approximately eight distributors. All merchandise is delivered directly to each Retail Store by truck or other vendors. The Retail Stores do not maintain additional product inventories other than that which is in each store.

Fuel.  Fuel is distributed from fuel terminals to the Retail Stores through third parties.

Employees

As of April 30, 2015, OTM did not have any employees. At the same date the Retail Stores had 18 total employees (13 full-time and 5 part-time) Fewer part-time employees are employed during the summer months than during the peak spring and winter seasons. None of the employees are subject to collective bargaining agreements and the Retail Stores consider their employee relations to be in good standing.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS

Safe Harbor Declaration

The comments made throughout this report should be read in conjunction with our financial statements and the notes thereto, which are filed as an exhibit to this report and incorporated herein by reference, and other financial information appearing elsewhere in this report. In addition to historical information, the following discussion and other parts of this report contain certain forward-looking information. When used in this discussion, the words, "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from projected results, due to a number of factors beyond our control. We do not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are also urged to carefully review and consider our discussions regarding the various factors that affect the company's business, which are described in this section and elsewhere in this report.

Overview

On May 2, 2015, we entered into an Amended and Restated Share Exchange Agreement and Plan of Reorganization with OTM and the OTM shareholders. The Exchange Agreement contains customary representations, warranties, and conditions. Pursuant to the Share Exchange Agreement, 41 million of our shares will be exchanged for all of common the shares of OTM and 2,500,000 shares of our Preferred Stock will be exchanged for OTM's Series A convertible preferred shares and OTM will become our wholly owned subsidiary. The Stated Value of the Preferred Stock is $1.00 per share, and subject to funds legally available therefore, shall be redeemed within 90 days of the second anniversary from the date of issuance. At or prior to closing OTM will have acquired the two Retail Stores.

Critical Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company have been prepared by the Company in accordance with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of these financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to recoverability of long-lived assets, and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected.

Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Basic and Diluted Net Loss per Share

The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock warrants and options, using treasury stock method, and convertible preferred stock using the if-converted method. There is no potential dilutive security as of December  31, 2014.

PLAN OF OPERATIONS

Following the closing of this offering and the acquisition of the two Retail Stores, it is the intention of OTM, during the next twelve months, to acquire up to approximately 25 additional Retail Stores, all or most of which will be acquired from Jay Seewald and his affiliates. Longer term it is the continued intention of OTM to acquire additional Retail Stores. As of this date OTM has not entered into any acquisition agreements with Jay Seewald or other individuals nor does it have any debt, or equity financing arrangements in place. In addition to the availability of financing, OTM's Plan of Operations is subject to risks, among others, related to the general economy, federal and state regulation of cigarettes and alcohol and the availability and cost of fuel.

Sources of revenues

The Retail Stores generate revenues principally from the sale of fuel. For the fiscal years 2014 and 2013 and the first quarter of 2015 sales of fuel accounted for approximately 80% of the Retail Stores' revenues. Additional revenues are generated from the sale of merchandise, including grocery and other tobacco products, packaged beverages and beer and wine as well as food services.

RESULTS OF OPERATIONS

For the perid from April 23, 2014 (inception) until December 31, 2014, OTM had a net loss of $56,537 and for the first quarter of 2015 and an additional loss of $28,135.  There were no revenues and the expenses were principally for professional and organizational fees.

For the year ended December 31, 2014 and the year ended December 31, 2013, the Jupiter Farms Retail Store had sales of $9,895,157 and $9,920,786, respectively. For the first quarter of each of 2015 and 2014, sales were $1,931,967 and $2,605,925.

For those same periods the Hagen Ranch had sales in 2014 and 2013 of $6,882,088 and $6,799,204 and sales for the first quarters of 2015 and 2014 of $1,551,641 and $1,854,599. Sales are directly impacted by the sales price of fuel and the general economy.

Cost of goods sold is likewise impacted by the cost of fuel. Generally when fuel prices change, because of timing differences, gross profit will be impacted. Gross profit for the Jupiter Farms Retail Stores increased from 2013 to 2014 as well as from the first quarter of 2013 to 2014. Similar results were generated from the Hagen Ranch Store. For the most part, the reduction in cost of goods sold and increase in gross profit was a result of a decline in fuel prices.

For each of the periods for both Retail Stores, net revenues exceeded direct expenses. While general and administrative expenses remained fairly constant, there was a decrease at Jupiter Farms of nearly $300,000 in 2014 as management was reorganizing in contemplation of this transaction.

Giving effect to this transaction and as shown in the Unaudited Pro Forma Statement of Operations (with an adjustment to reflect rent charges for each Retail Store) the consolidation of OTM and the Retail Stores resulted in a net loss in 2014 of $156,419 as compared to a nearly $750,000 net profit in 2014 (without the cost of the leases). For the first quarter of 2015 on a pro forma basis, the Retail Stores had a net profit of $70,259 as compared to a net profit of approximately $310,000 (without the lease expenses).

As additional retail stores are acquired, while OTM will incur costs of acquisition it is anticipated that general and adminstrative expenses as a percentage of sales and gross profits will decline.  Results of operations will continue to be affected by the cost of fuel.

Liquidity and Capital Resources

OTM believes that it will finance its current operations through cash flow. Acquisitions of additional Retail Stores will be made with NAS stock and/or cash. Acquisition costs will vary depending on the individual size of each retail store and if the underlying real estate is included. To the extent that there is a cash component, we will seek equity or debt financing. There is no assurance, however, that financing will be available, or if available, on reasonable terms.  As of this date, OTM does not have any debt or equity financing arrangements in place.

Off-Balance sheet arrangements

We are not aware of any off-balance sheet transactions requiring disclosure.

MANAGEMENT TEAM OF ACQUISITION CANDIDATE

Our executive officers and directors after completion of the Exchange Agreement are as follows:

Name	Position	Age

Richard Reitano	Chairman and CEO	56
Jay Seewald	President and COO and Director	47
Russell Parker	Executive Vice President, Secretary and Chief Branding Officer and Director	57

Richard Reitano, Chairman of the Board, Chief Executive Officer

Mr. Reitano has been OTM's Chairman of the Board and Chief Executive Officer since inception in 2014. He oversees all aspects of the OTM brand and designs the "On the Move" Retail Stores.

Mr. Reitano started in the gas station business in 1979 and has been a visionary in the Retail Store industry. He was one of the first to convert parts of gas stations into convenience stores, thereby creating additional profit centers. For more than the past five years he has been a business consultant to gas stations and convenience store owners.

While the initial retail stores were owned by major oil companies, Mr. Reitano, in 1985, began building his own retail stores with larger convenience stores (an increase from 800 square feet to 4,500 square feet) and five to eight gasoline dispensers which were connected to the store with a covered walkway. This concept was adopted by major oil companies in early 2000.

In 1998 he sold a package of retail stores located throughout Florida for $18,000,000.

During his career Mr. Reitano has received many awards from major oil companies, including the elite Amoco's Sterling Fraternity which comprised the top 1% operators of Retail Stores and Mobil's Circle of Excellence. His training programs and films have been featured in Amoco's marketing magazine.

Jay Seewald, President and Chief Operating Officer and Director
Mr. Jay Seewald has been OTM'S President and Chief Operating Officer and Director since inception. Mr. Seewald oversees and directs all the operations of the Company's five Retail Stores. He also owns and operates approximately 30 other Retail Stores, which do not operate under the "On the Move" brand.
Mr. Seewald began his career working with his father who owned and operated gas stations in the 1970s. Over the past twenty-five years Mr. Seewald has developed, acquired and sold numerous Retail Stores. In 1998 he acquired his first major portfolio of Retail Stores for $18 Million.
Mr. Seewald has a proven track record of creating strategic alliances with oil companies and has past served as Chairman of the Shell Oil District Dealer Council. In addition he has established relationships with Exxon/Mobile, Chevron, and Hess.
With an accounting background, Mr. Seewald has expertise in identifying opportunities, to acquire existing businesses with growth potential and historic cash flows, through his meticulous auditing procedures. In 2005 he acquired 11 Racetrac locations in Texas for $25 Million.
His knowledge runs the gamut of the business including Fast food franchising, wholesale gasoline and other diversified opportunities such as ATM's, Movie rentals, tobacco, wine and spirits and real estate.
He is a franchisee of such major brands as Dunkin Donuts, Subway, Blimpies, Quiznos, God Father's Pizza and Circle K.  His franchisee experience will be invaluable as "On the Move" seeks key partnerships for its locations.
Mr. Seewald has received numerous awards in the industry and was the five-time recipient of the Circle of Success from Shell Oil where he was consistently ranked in the top 2% of dealers nationwide.
Russell Parker, Executive Vice President, Secretary, Chief Branding Officer and Director

Mr. Russell Parker has served as OTM'S Executive Vice President, Secretary, Chief Branding Officer and Director since inception. Currently Mr. Parker oversees all branding and marketing initiatives. He activates all marketing strategies that operate on multiple platforms and entry points. He is responsible for the design of the On the Move Brand.

In 2001 Mr. Parker founded Current Marketing Group, a Florida corporation and full service marketing firm which provided services to local and national corporations such as, Circuit City, Toys R Us, Home Depot, Verge, Element, Nextech, Nvidia, GPS/Unisource, Firedog, Insituform, HIP Health Plan, Alamo Rent a Car, The Florida Marlins, The Florida Panthers, as well as members of the U.S. House of Representatives and candidates for various local and state offices. Mr. Parker ceased working at Current Marketing Group in 2014.

From 1988 to 2001 Mr. Parker served as the President and CEO of Reed & Steven Advertising, where he was responsible for all operations, all creative direction, account service and new business development. The agency won hundreds of awards and handled multiple multi-million dollar accounts under his leadership.

With over 30 years' experience, Mr. Parker's innovative thinking has garnered hundreds of career marketing and advertising awards, including Addy Awards, International Graphis Awards, Print Magazine, and Graphis Annuals, creating multi-million dollar revenue streams for his clients.

Involvement in certain legal proceedings

During the past ten years, none of our directors or executive officers has been:

•
The subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

•
subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation of Acquisition Candidate

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Richard Reitano	2014	—	—	—	—	—	—	—
Officer and Director	2013	—	—	—	—	—	—	—

Jay Seewald	2014
Officer and Director	2013	—	—	—	—	—	—	—

Russell Parker	2014
Officer and Director	2013

Directors Compensation

OTM directors are not entitled to receive compensation for each meeting except for reimbursement of out-of-pocket expenses. There are not formal or informal arrangements or agreements to compensate directors for services provided as a director.

Employment Contracts and Officer's Compensation

At the closing of the Agreement, OTM will enter into five-year Employment Agreements as amended with each of Messrs. Reitano, Seewald and Parker. The contracts for Messrs. Reitano, and Seewald provide for a base salary of $395,000 per year and the contract for Mr. Parker provides for a base salary of $300,000.  Base salary for each of the agreements will only become payable upon the closing of the Share Exchange Agreement and Plan of Reorganization.  Each of the contracts also provides for (i) a possible first year bonus of up to $200,000, based on performance and profitability of the company and (ii) a one time retention equity award of 1 million shares of OTM stock. No compensation has been paid to Messrs. Reitano, Seewald or Parker.

Stock Plan and other Long Term Incentive Plan

We currently do not have existing stock option or other long-term incentive plan.  Following the closing of the Share Exchange Agreement and Plan of Reorganization, NAS intends to adopt a stock option plan and issue options to its officers, directors, and possibly others.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 2014, OTM issued 25 million shares each to Messrs. Reitano and Seewald and 3,375,000 shares to Mr. Parker for nominal consideration.

On July 2, 2015, OTM entered into a Second Amended and Restated Asset Purchase Agreement with West Boynton Auto Service, Inc. d/b/a Hagen Ranch Texaco, a Florida corporation ("Hagen Ranch") and Spanish River Services, Inc. d/b/a Jupiter Farms Chevron, a Florida corporation ("Jupiter Farms") for the purchase of the two Retail Stores in consideration for 2,500,000 shares of its preferred stock. Jay Seewald, OTM's principal shareholder and directors, owns all of the stock of the entities that own the Hagen Ranch and Jupiter Farms Retail Stores.

In addition, at closing, OTM will enter into a lease for Hagen Ranch as to which a corporation controlled by Jay Seewald is the lessor. It will also assume the lease obligation for Jupiter Farms as to which a corporation controlled by Richard Reitano is the assignor lessor. The Hagen Ranch leases is for a term of 20 years with a renewal for 10 years. The Jupiter Farms lease is for three years with three five-year renewals.

SECURITY OWNERSHIP OF ACQUISITION CANDIDATE

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by the director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

	Common Stock
Name	Number of Common Shares	% Outstanding

Richard Reitano(1)	12,500,000	31%
Jay Seewald (1)	12,500,000	31%
Russell Parker (1)	3,375,000	7%
3 directors and officers as a group (3 persons)		69%
_____________________

(1)	Address of each is 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33436.

Competition

OTM's business is highly competitive, and marked by ease of entry and constant change in terms of the numbers and types of retailers offering the products and services found in the OTM stores. Many of the food (including prepared foods) and non-food items similar or identical to those sold by the Company are generally available from a variety of competitors in the communities served by the OTM stores, and the Company competes with other convenience store chains, gasoline stations, supermarkets, drug stores, discount stores, club stores, mass merchants and "fast-food" outlets (with respect to the sale of prepared foods). Gasoline sales are also intensely competitive. The Company competes with both independent and national brand gasoline stations in the sale of gasoline, other convenience store chains and several non-traditional gasoline retailers such as supermarkets in specific markets. Some of these other gasoline retailers may have access to more favorable arrangements for gasoline supply then do the Company. Some of the Company's competitors have greater financial, marketing and other resources than the Company, and, as a result, may be able to respond better to changes in the economy and new opportunities within the industry.

Service Marks

The name "On the Move" and the service mark consisting of the OTM's design logo (with the words "On the Move") are OTM registered service marks under federal law. Management believes these service marks are of material importance in promoting and advertising the Company's business.

DESCRIPTION OF PROPERTY

OTM uses a corporate office located at 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33437. The Retail Stores will have leases with affiliated lessors for each of its Retail Stores.  See "Certain Relationships and Related Transactions." Base rent for the Retail Stores is $30,000 and $36,500, respectively.

LEGAL PROCEEDINGS

There are no known legal proceedings against OTM.

OTM RISK FACTORS

You should consider carefully the following information about the risks described below, together with the other information contained in this filing before you decide to buy or maintain an investment in our common stock. We believe the risks described below are the risks that are material to us as of the date of this filing. Additional risks and uncertainties that we are unaware of may also become important factors that affect us. If any of the following risks actually occur, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

Risks Related to our Company

OTM's auditors have raised substantial doubts as to its ability to continue as a going concern.

OTM's financial statements have been prepared assuming it will continue as a going concern. It has a history of losses from operations and an accumulated deficit of $(84,671) at March 31, 2015. It has been and expects to continue funding its business through the sale of equity until, if ever, it generates sufficient cash flow to pay its operating expenses. These factors, among others, raise substantial doubt about OTM's ability to continue as a going concern. Its financial statements included elsewhere herein do not include any adjustments that might result from the outcome of this uncertainty. There are no assurances that OTM will be able to increase its revenues and cash flow to a level which supports profitable operations and provides sufficient funds to pay its obligations. If OTM is unable to continue as a going concern, investors would lose their entire investment in our company.

OTM's management has no experience in operating a public company.

OTM's executive officers and directors have no experience in the management of a publicly traded company. Its management team may not successfully or effectively manage the transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their lack of experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage to OTM in that it is likely that an increasing amount of their time will be devoted to these activities which will result in less time being devoted to the management and growth of the company. It is possible that OTM will be required to expand its employee base and hire additional employees, such as a chief financial officer experienced in public company financial reporting, to support its operations as a public company which will increase its operating costs in future periods.

OTM will incur increased costs as a result of becoming a public company which will increase its operating expenses in future periods.

As a public company, OTM will incur significant legal, accounting and other expenses related to reporting obligations under federal securities laws that it does not incur as a private company. Additional SEC regulation has also substantially increased the accounting, legal, and other costs related to remaining an SEC reporting company. For example, it will need to adopt and incorporate corporate governance policies and procedures as well as enhanced disclosure controls and procedures and internal controls over financial reporting. OTM expects these additional costs will range from $90,000 to $120,000 annually. Until such time, if ever, that OTM generates sufficient revenues from its operations to fund these additional costs, it expects that it will seek additional financing as to which there are no assurances. As of this date, OTM does not have any debt or equity financing in place.  These additional costs will increase OTM's operating expenses in future periods and will adversely impact its ability to report profitable operations in future periods.

Risks Related to Our Industry

The convenience store and retail fuel industries are highly competitive and impacted by new entrants. Increased competition could result in lower margins.

The convenience store and retail fuel industries in the areas in which OTM operates are highly competitive and marked by ease of entry and constant change in the number and type of retailers offering the products and services found in the OTM stores. OTM competes with numerous other convenience store chains, independent convenience stores, supermarkets, drugstores, discount clubs, fuel service stations, mass merchants, dollar stores, fast food operations and other similar retail outlets. In recent years, several non-traditional retailers, including supermarkets, club stores and mass merchants, have begun to compete directly with convenience stores. These non-traditional fuel retailers have obtained a significant share of the fuel market and their market share is expected to grow, and these retailers may use promotional pricing or discounts, both at the fuel pump and in the store, to encourage in-store merchandise sales and fuel sales. In some of the OTM markets, its competitors have been in existence longer and have greater financial, marketing and other resources than OTM does. As a result, competitors may be able to respond better to changes in the economy and new opportunities within the industry.

To remain competitive, OTM must constantly analyze consumer preferences and competitors' offerings and prices to ensure it offers a selection of convenience products and services at competitive prices to meet consumer demand. OTM must also maintain and upgrade its customer service levels, facilities and locations to remain competitive and drive customer traffic to the OTM stores. Principal competitive factors include, among others, location, ease of access, fuel brands, pricing, product and service selections, customer service, store appearance, cleanliness and safety. From time to time, competitors may sell fuel or alternative energy products which are not available to OTM due to the OTM fuel contracts. Competitive pressures could materially impact fuel and merchandise volume, sales and gross profit and overall customer traffic, which could in turn have a material effect on OTM's business, financial condition and results of operations.

Volatility in oil and wholesale fuel costs could impact OTM operating results.

Oil and domestic wholesale fuel markets are volatile. General political conditions, acts of war or terrorism, instability in oil producing regions, particularly in the Middle East and South America, and the value of the U.S. dollar could significantly impact oil supplies and wholesale fuel costs. In addition, the supply of fuel and wholesale purchase costs could be materially impacted in the event of a shortage, which could result from, among other things, lack of capacity at United States oil refineries, sustained increase in global demand, or the fact that the OTM fuel contracts do not guarantee an uninterrupted, unlimited supply of fuel. Significant increases and volatility in wholesale fuel costs have resulted, and could in the future result, in significant increases in the retail price of fuel products and in lower fuel gross margin per gallon. This volatility makes it extremely difficult to predict the impact future wholesale cost fluctuations will have on operating results and financial condition. Dramatic increases in oil prices squeeze retail fuel margin because fuel costs typically increase faster than retailers are able to pass them along to customers. A significant change in any of these factors could materially impact fuel and merchandise volume, fuel gross profit and overall customer traffic, which in turn could have a material effect on OTM's business, financial condition and results of operations.

Changes in credit card expenses could tighten profit margin, especially on fuel.

A significant portion of fuel sales involve payment using credit cards. OTM is assessed credit card fees as a percentage of transaction amounts and not as a fixed dollar amount or percentage of OTM's margins. Higher fuel prices trigger higher credit card expenses, and an increase in credit card use or an increase in credit card fees would have a similar effect. Therefore, credit card fees charged on fuel purchases that are more expensive as a result of higher fuel prices are not necessarily accompanied by higher profit margins. In fact, such fees may cause lower profit margins. Lower profit margins on fuel sales caused by higher credit card fees may decrease overall profit margin and could have a material effect on OTM's business, financial condition and results of operations.

Wholesale cost and tax increases relating to tobacco products could affect operating results.

Any significant increases in wholesale cigarette costs and tax increases on tobacco products may have a materially adverse effect on unit demand for cigarettes domestically. Currently, major cigarette manufacturers offer significant rebates to retailers, although there can be no assurance that such rebate programs will continue. OTM includes these rebates as a component of cost of goods, which affects gross margin from sales of cigarettes. In the event these rebates are no longer offered, or decreased, wholesale cigarette costs will increase accordingly. In general, OTM attempts to pass price increases on to its customers. Due to competitive pressures in the OTM markets, however, OTM may not always be able to do so. These factors could adversely affect the retail price of cigarettes, cigarette unit volume and revenues, merchandise gross profit and overall customer traffic, which could in turn have a material effect on OTM's business, financial condition and results of operations.

Government action and campaigns to discourage smoking may have a material adverse effect on revenues and gross profit.

Congress has given the Food and Drug Administration ("FDA") broad authority to regulate tobacco products, and the FDA has enacted numerous regulations restricting the sale of such products. These governmental actions, as well as national, state and local campaigns to discourage smoking and other factors, have resulted in reduced industry volume and consumption levels, and could materially affect the retail price of cigarettes, unit volume and revenues, gross profit, and overall customer traffic, which in turn could have a material adverse effect on OTM's business, financial condition and results of operations.

Changes in economic conditions, consumer behavior, travel and tourism could impact business.

In the convenience store industry, customer traffic is generally driven by consumer preferences and spending trends, growth rates for automobile and commercial truck traffic and trends in travel, tourism and weather. Changes in economic conditions generally, or in Florida specifically, could adversely impact consumer spending patterns and travel and tourism in OTM's markets. In particular, weakening economic conditions may result in decreases in miles driven and discretionary consumer spending and travel, which impact spending on fuel and convenience items. In addition, changes in the types of products and services demanded by consumers may adversely affect merchandise sales and gross profit. Additionally, negative publicity or perception surrounding fuel suppliers could adversely affect their reputation and brand image which may negatively affect fuel sales and gross profit. Similarly, advanced technology and increased use of "green" automobiles (i.e., those automobiles that do not use petroleum-based fuel or that run on hybrid fuel sources) could drive down demand for fuel. OTM's success depends on its ability to anticipate and respond in a timely manner to changing consumer demands and preferences while continuing to sell products and services that will positively impact overall merchandise gross profit.

The OTM Retail Stores are located in coastal/resort or tourist destinations. Historically, travel and consumer behavior in such markets is more severely impacted by weak economic conditions. If the number of visitors to coastal/resort or tourist locations decreases due to economic conditions, changes in consumer preferences, changes in discretionary consumer spending or otherwise, sales could decline, which in turn could have a material effect on OTM's business, financial condition and results of operations.

Market turmoil and uncertain economic conditions, including increases in food and fuel prices, changes in the credit and housing markets, actual and potential job losses among sectors of the economy, significant declines in the stock market resulting in large losses in consumer retirement and investment accounts, uncertainty regarding future federal tax and economic policies and similar circumstances affect consumer confidence and may curtail retail spending and result in decreases in miles driven. If these economic conditions exist, OTM may experience sales declines in both fuel and merchandise, which could have a material effect on OTM's business, financial condition and results of operations.

Legal, technological, political and scientific developments regarding climate change may decrease demand for fuel.

Developments regarding climate change and the effects of greenhouse gas emissions on climate change and the environment may decrease the demand for OTM's major product, petroleum-based fuel. Attitudes toward our product and its relationship to the environment and the "green movement" may significantly affect our sales and ability to market our product. New technologies developed to steer the public toward non-fuel dependent means of transportation may create an environment with negative attitudes toward fuel, thus affecting the public's attitude toward OTM's major products and potentially having a material effect on OTM's business, financial condition and results of operations. Further, new technologies developed to improve fuel efficiency or governmental mandates to improve fuel efficiency may result in decreased demand for petroleum-based fuel, which could have a material effect on OTM's business, financial condition and results of operations.

Federal regulation of tobacco products could adversely impact OTM operating results.

In June 2009, Congress gave the Food and Drug Administration ("FDA") broad authority to regulate tobacco products through passage of the Family Smoking Prevention and Tobacco Control Act ("FSPTCA"). The FSPTCA:

•	Sets national performance standards for tobacco products;

•	Requires manufacturers, with certain exceptions, to obtain FDA clearance or approval for cigarette and smokeless tobacco products commercially launched, or to be launched;

•	Required new and larger warning labels on tobacco products; and

•	Requires FDA approval for the use of terms such as "light" or "low tar".

Under the FSPTCA, the FDA has passed regulations that:

•	Prohibit the sale of cigarettes or smokeless tobacco to anyone under the age of 18 years (state laws are permitted to set a higher minimum age);

•	Prohibit the sale of single cigarettes or packs with less than 20 cigarettes;

•	Prohibit the sale or distribution of non-tobacco items such as hats and t-shirts with tobacco brands, names or logos;

•	Prohibits the sale of cigarettes and smokeless tobacco in vending machines, self-service displays or other impersonal modes of sales, except in very limited situations;

•	Prohibits free samples of cigarettes and limits distribution of smokeless tobacco products;

•	Prohibits tobacco brand name sponsorship of any athletic, musical or other social or cultural event, or any team or entry in those events;

•	Prohibits gifts or other items in exchange for buying cigarettes or smokeless tobacco products; and

•	Requires that audio ads use only words with no music or sound effects.

Governmental actions and regulations, such as those noted above, as well as statewide smoking bans in restaurants and other public places, combined with the diminishing social acceptance of smoking, declines in the number of smokers in the general population and private actions to restrict smoking, have resulted in reduced industry volume, and it is expected that such actions will continue to reduce consumption levels. These governmental actions could materially impact retail price of cigarettes, cigarette unit volume and revenues, merchandise gross profit and overall customer traffic, which could in turn have a material effect on OTM's business, financial condition and results of operations.

Risks Related to Our Business

Unfavorable weather conditions, the impact of climate change or other trends or developments in the Florida could adversely affect OTM business.

All OTM stores are located in the Florida. Florida is susceptible to severe storms, including hurricanes, thunderstorms, tornadoes, and extended periods of rain.

The OTM Retail Stores are located in coastal/resort or tourist destinations. These coastal locations may be particularly susceptible to natural disasters or adverse localized effects of climate change, such as sea-level rise and increased storm frequency or intensity. To the extent broad environmental factors, triggered by climate change or otherwise, lead to localized physical effects, disruption in business or unexpected relocation costs, the performance of stores in these locations could be adversely impacted.

Failure to comply with state laws regulating the sale of alcohol and tobacco products may result in the loss of necessary licenses and the imposition of fines and penalties on OTM, which could have a material effect on OTM's business.

State laws regulate the sale of alcohol and tobacco products. A violation or change of these laws could adversely affect OTM's business, financial condition and results of operations because state and local regulatory agencies have the power to approve, revoke, suspend or deny applications for, and renewals of, permits and licenses relating to the sale of these products or to seek other remedies. Such a loss or imposition could have a material effect on business.

Failure to comply with the other state and federal regulations OTM is subject to may result in penalties or costs that could have a material effect on OTM's business.

OTM's business is subject to various other state and federal regulations, including, without limitation, employment laws and regulations, minimum wage requirements, overtime requirements, working condition requirements and other laws and regulations. Any appreciable increase in the statutory minimum wage rate, income or overtime pay, or impact of mandated health care benefits would likely result in an increase in labor costs and such cost increase, or the penalties for failing to comply with such statutory minimums or regulations, could have a material effect on OTM's business, financial condition and results of operations. In addition, legislative and regulatory initiatives regarding climate change and greenhouse gas emissions could have a material impact on business, financial condition and results of operations by increasing OTM's regulatory compliance expenses, increasing fuel costs and/or decreasing customer demand for fuel sold at OTM's Retail Store locations.

OTM depends on one principal supplier for the majority of its merchandise. A disruption in supply or a change in our relationship could have a material effect on OTM's business.

The majority of general merchandise, including most tobacco products and grocery items, is purchased from a single wholesale grocer, Cormark. OTM has a yearly contract with Cormark, which renews annually. A change of merchandise suppliers, a disruption in supply or a significant change in OTM's relationship with its principal merchandise suppliers could have a material effect on its business, cost of goods sold, financial condition and results of operations.

OTM depends on suppliers for all of its fuel. A disruption in fuel supply, a change in relationship with suppliers or a failure to comply with fuel supply contracts could have a material effect on OTM's business.

OTM purchases all of its fuel from suppliers, primarily oil companies with which it has fuel supply agreements of varying durations. During fiscal 2014 and 2013 Coast to Coast Petroleum supplied approximately 100% of the Retail Stores' fuel purchases.

Certain fuel supply agreements contain minimum volume provisions. A failure to purchase the minimum volumes could result in an increase in fuel costs and/or other remedies available to the supplier, including termination of some agreements.

OTM cannot provide assurance that it will be able to continue to obtain fuel on acceptable terms. A change of suppliers, a disruption in supply or a significant change in OTM's relationship with its principal suppliers, or a failure to purchase required minimum volumes under fuel agreements could have a material impact on OTM's business, financial condition and results of operations.

Because OTM depends on its senior management's experience and knowledge of the industry, it would be adversely affected if it were to lose any members of its senior management team.

OTM is dependent on the continued efforts of its senior management team. If, for any reason, its senior executives do not continue to be active in management or management is unable to successfully locate a successor for them, OTM's business, financial condition, results of operations and cash flows could be adversely affected. OTM may not be able to attract and retain additional qualified senior personnel as needed in the future. In addition, OTM does not maintain key personnel life insurance on its senior executives and other key employees. OTM also relies on its ability to recruit qualified store and field managers. If OTM fails to continue to attract these individuals at reasonable compensation levels, operating results may be adversely affected.

The dangers inherent in the storage of fuel could cause disruptions and could expose OTM to potentially significant losses, costs or liabilities.

OTM stores fuel in storage tanks at its retail locations. OTM's operations are subject to significant hazards and risks inherent in storing fuel. These hazards and risks include, but are not limited to, fires, explosions, spills, discharges and other releases, any of which could result in distribution difficulties and disruptions, environmental pollution, governmentally-imposed fines or clean-up obligations, personal injury or wrongful death claims and other damage to OTM's properties and the properties of others. Any such event could have a material effect on OTM's business, financial condition and results of operations.

OTM relies on information technology systems to manage numerous aspects of its business, and a disruption of these systems could adversely affect its business.

OTM depends on information technology systems ("IT systems") to manage numerous aspects of its business transactions and provide information to management. Its IT systems are an essential component of its business and growth strategies, and a serious disruption to its IT systems could significantly limit its ability to manage and operate its business efficiently. These systems are vulnerable to, among other things, damage and interruption from power loss or natural disasters, computer system and network failures, loss of telecommunications services, physical and electronic loss of data, security breaches, computer viruses and laws and regulations necessitating mandatory upgrades and timelines with which it may not be able to comply. Any serious disruption could cause OTM's business and competitive position to suffer and adversely affect its operating results.

OTM's business, financial position and reputation could be adversely affected by the failure to protect sensitive customer, employee or vendor data or to comply with applicable regulations relating to data security and privacy.

In the normal course of business as a fuel and merchandise retailer, OTM obtains large amounts of personal data, including credit and debit card information from customers. While OTM has invested significant amounts in the protection of our information technology and maintains what it believes are adequate security controls over individually identifiable customer, employee and vendor data provided to it, a breakdown or a breach in OTM's systems that results in the unauthorized release of individually identifiable customer or other sensitive data could nonetheless occur and have a material effect on OTM's reputation, operating results and financial condition. Such a breakdown or breach could also materially increase the costs we incur to protect against such risks. Also, a material failure on our part to comply with regulations relating to our obligation to protect such sensitive data or to the privacy rights of our customers, employees and others could subject us to fines or other regulatory sanctions and potentially to lawsuits.

OTM may have conflicts of interest with its President and COO.

OTM acquired its two Retail Stores from Jay Seewald and, subject to the availability of audited financial statements, intends to acquire additional Retail Stores from Mr. Seewald. While OTM does not have any independent directors, it has two disinterested directors who may, under Nevada law, approve the acquisition of additional stores.

Risks Related to Acquisitions

Acquisition Risks

OTM may not complete acquisitions within the time frame it anticipates, or at all, which could have a negative effect on OTM.

The OTM acquisitions are subject to satisfaction of closing conditions, which could delay or prevent completion, cause it to incur additional costs, or both. Additionally, if OTM incurs substantial expenses in connection with the due diligence, negotiation and completion of a particular transaction and it is not completed, OTM would have incurred these expenses without realizing the expected benefits of the transaction.

Acquisitions may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of a particular transaction may not be realized fully or at all.

Some of the Retail Stores OTM acquires often require substantial improvements in order to be brought up to OTM standards. These improvements may require an extended period of time to plan, design, permit and complete. If improvements are more difficult, costly or time consuming than expected, OTM's business, financial condition or results of operations could be negatively affected.

Additionally, the success of any acquisition, including the realization of anticipated benefits and cost savings, will depend, in part, on OTM's ability to successfully integrate the acquired business. The integration may be more difficult, costly or time consuming than expected or result in the loss of key employees, business disruption, or its ability to maintain relationships with customers, suppliers and employees or to fully achieve the anticipated benefits and cost savings of the acquisition. If OTM experiences difficulties with the integration process for a particular acquisition, the anticipated benefits of the transaction may not be realized fully or at all, or may take longer to realize than expected. Integration efforts may also divert management attention and resources. These matters could have an adverse effect on OTM for an undetermined period after completion of a transaction.

OTM may not be able to identify, acquire, and integrate new stores, which could adversely affect its ability to grow its business.

An important part of OTM's growth strategy has been to acquire other Retail Stores that complement its existing stores or broaden its geographic presence. OTM expects to continue pursuing acquisition opportunities.

Acquisitions involve risks that could cause our actual growth or operating results to differ materially from expectations. These risks include:

•	The inability to identify and acquire suitable sites at advantageous prices;
•	Competition in targeted market areas;
•	Difficulties during the acquisition process in discovering some of the liabilities of the businesses that we acquire;
•	Difficulties associated with our existing financial controls, information systems, management resources and human resources needed to support our future growth;
•	Difficulties in hiring, training and retaining skilled personnel, including store managers;
•	Difficulties in adapting distribution and other operational and management systems to an expanded network of stores;
•	Difficulties in obtaining governmental and other third-party consents, permits and licenses needed to operate additional stores;
•	Difficulties in obtaining the cost savings and financial improvements we anticipate from future acquired stores;
•	The potential diversion of our senior management's attention from focusing on our core business due to an increased focus on acquisitions;
•	Challenges associated with the consummation and integration of any future acquisition.

OTM FINANCIAL STATEMENTS
AND EXHIBITS
On the Move Corporation

Page

Report of Independent Registered Public Accounting Firm	FF-2

Financial Statements:

Balance Sheet as of December 31, 2014	FF-3

Statement of Expenses for the period from April 23, 2014 (inception) through December 31, 2014	FF-4

Statement of Changes in Stockholders Equity for the period from April 23, 2014 (inception) through December 31, 2014	FF-5

Statement of Cash Flows for the period from April 23, 2014 (inception) through December 31, 2014	FF-6

Notes to Financial Statements	FF-7 –FF-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
On The Move Corporation
Boynton Beach, FL

We have audited the accompanying balance sheet of On The Move Corporation (the "Company") as of December 31, 2014, and the related statements of operations, stockholders' equity, and cash flows for the period from April 23, 2014 (inception) through December 31, 2014. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014, and the related statements of operations, stockholders' equity, and cash flows for the period from April 23, 2014(inception) through December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from operation since inception. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MALONEBAILEY, LLP
MALONEBAILEY, LLP
www.malone-bailey.com
Houston, Texas
May 20, 2015

On the Move Corporation
FINANCIAL STATEMENTS
December 31, 2014

Balance Sheet

Cash	$3,557
Subscription receivable	50,000
Total current assets	53,557

Total assets	$53,557

Accrued expenses	$15,094
Total current liabilities	15,094

Total liabilities	$15,094

Stockholders' equity
Preferred stock, $1 par value; 3,000,000 shares authorized; designated Series A, none issued or outstanding	-
Preferred stock, $1 par value. 17,000,000 shares authorized; undesignated; none issued or outstanding	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 40,380,000 shares issued and outstanding	40,380
Additional paid in capital	54,620
Accumulated deficit	(56,537)
Total stockholders' deficit	(38,463)

Total liabilities and stockholders' deficit	$53,557

See accompanying notes to the financial statements.

On the Move Corporation

Statement of Expenses

Period from April 23, 2014 through December 31, 2014

Operating expenses

Professional fees	37,594
General and administrative	18,943
Total operating expenses	56,537

Net loss	$(56,537)

Basic and diluted loss per common share	$(0.00)

Basic and diluted weighted average shares outstanding	35,942,381

See accompanying notes to the financial statements.

On the Move Corporation

Statement of Changes in Stockholders' Equity

	Common Stock		Additional
			Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, April 23, 2014 (inception)	-	$-	$-	$-	$-

Common stock issued for cash	380,000	380	94,620	-	95,000
Common stock issued to founders	40,000,000	40,000	(40,000)	-	-
Net loss			-	(56,537)	(56,537)
Balance, December 31, 2014	40,380,000	$40,380	$54,620	$(56,537)	$38,463

See accompanying notes to the financial statements.

On the Move Corporation Statement of Cash Flows

Period from April 23, 2014 through December 31, 2014
Cash flows from operating activities
Net loss	$(56,537)

Increase in accrued expenses	15,094
Net cash used in operating activities	(41,443)

Cash flows from financing activities
Proceeds from sales of common stock	45,000
Net cash provided by financing activities	45,000

Net change in cash	3,557
Cash, beginning of period	-
Cash, end of period	$3,557

Supplemental cash flow information
Cash paid for interest	$-
Cash paid for income taxes	$-

Noncash investing and financing information
Subscription receivable	$50,000

See accompanying notes to the financial statements.

On the Move Corporation
Notes to Financial Statements
December 31, 2014

Note 1 - Nature of Business

On the Move Corporation (the Company) was incorporated in Florida in April 2014 with the principal business objective of acquiring retail gasoline stations.  The corporation authorized 36,000 shares to be issued.  In July 2014, the company filed an amendment to its articles of incorporation, which authorized the issuance of one hundred million shares of common stock and twenty million shares of preferred stock.

Note 2 - Going Concern

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has minimal cash and no material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

Note 3 - Significant Accounting Policies

Basis of presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.

Earnings Per Share Information

FASB ASC 260, "Earnings Per Share" provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  This calculation is not done for periods in a loss position as this would be antidilutive.  Basic and diluted loss per share were the same, at the reporting dates. As of December 31, 2014, there were no stock options or stock awards that would have been included in the computation of diluted earnings per share that could potentially dilute basic earnings per share in the future.

On the Move Corporation
Notes to Financial Statements
December 31, 2014

Recent Accounting Pronouncements

The Company elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Income Taxes

The Company accounts for income taxes under ASC 740 "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The cumulative tax effect at the blended expected rate of 37.63% of significant items comprising our net deferred tax amount is as follows:

December 31, 2014
Deferred tax asset attributable to
Net operating loss carryover	$21,575
Valuation allowance	(21,575)
Net deferred tax assets	$-

The Company had federal and state net operating loss carry forwards of $56,536 as of December 31, 2014. The federal and state net operating loss carry forwards at December 31, 2014 begin to expire in 2034. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the history of a taxable loss and uncertainty of achieving future taxable income over the periods in which the deferred tax assets are deductible, the Company has determined that a full valuation allowance on its deferred tax assets is appropriate under the circumstance.

On the Move Corporation
Notes to Financial Statements
December 31, 2014

Note 4 - Stockholders' Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a $1 par value. 3,000,000 of the shares are designated as Series A Convertible Preferred Stock ("Series A").  The Series A stock is subject to a mandatory redemption.  17,000,000 of the shares are undesignated. We have not issued any preferred shares.
The Series A stock shall rank prior to all classes of the Company's common stock and any class or series of capital stock hereafter created, in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Company.  Holders of the Series A stock shall not be entitled to the payment of a dividend.  Each holder of record of shares of Series A stock may convert all or part of the Series A stock into shares of common stock on a share for share basis.  Anti-dilution provisions are in place in case of a consolidation, merger or sale of the Company.  Holders of Series A stock shall have no voting rights except as required by law.  Mandatory Redemption - Within 90 days of the second anniversary of the issuance of the Series A stock, the Company out of funds legally available therefor shall redeem all outstanding shares of Series A stock without any requirement of any notice to such holders at a price per share equal to the stated value per share plus any accrued and unpaid dividends; provided that any such redemption will only be paid to the extent that the aggregate redemption price in respect of all shares of Series A does not exceed the funds legally available therefor at such time. If the Company does not have sufficient funds, it shall redeem such number of shares with respect to which there are sufficient funds legally available therefor, pro rata among all holders of Series A and thereafter, the Company shall pay the applicable redemption price with respect to any shares of Series A for which payment has not been made.

Common stock

The authorized common stock of the Company consists of 100,000,000 shares with a $0.001 par value.

The Company issued 40,000,000 shares to the Company founders for nominal consideration.  The Company issued 380,000 shares for total cash considerations of $45,000 and a subscription receivable of $50,000 during the year ending December 31, 2014.  The subscription receivable was subsequently collected during the first quarter of 2015.

On the Move Corporation
Notes to Financial Statements
December 31, 2014

Note 5 – Commitments

In July 2014, the Company entered into an employment agreement with its CEO.  The annual base salary is $395,000 and term of employment is five years.  The CEO is entitled to participate in bonus plans as the Board shall determine from time to time.  In the first year of employment, the CEO will be entitled to receive a total annual bonus in an amount of up to $200,000, based on performance. The Company issued a one-time retention equity award of 1,000,000 shares of restricted stock units of common stock that vest immediately.  The agreement was modified in May 2015 to be effective at the closing of the Share Exchange Agreement (see note 6 for details).

In July 2014, the Company entered into an employment agreement with its President and Chief Operating Officer.  The annual base salary is $395,000 and term of employment is five years.  The President is entitled to participate in bonus plans as the Board shall determine from time to time.  In the first year of employment, the President will be entitled to receive a total annual bonus in an amount of up to $200,000, based on performance. The Company issued a one-time retention equity award of 1,000,000 shares of restricted stock units of common stock that vest immediately.  The agreement was modified in May 2015 to be effective at the closing of the Share Exchange Agreement (see note 6 for details).

In July 2014, the Company entered into an employment agreement with its Executive Vice President and Chief Branding Officer ("EVP").  The annual base salary is $300,000 and term of employment is five years.  The EVP is entitled to participate in bonus plans as the Board shall determine from time to time.  In the first year of employment, the EVP will be entitled to receive a total annual bonus in an amount of up to $200,000, based on performance. The Company issued a one-time retention equity award of 1,000,000 shares of restricted stock units of common stock that vest immediately.  The agreement was modified in May 2015 to be effective at the closing of the Share Exchange Agreement (see note 6 for details).

On the Move Corporation
Notes to Financial Statements
December 31, 2014

Note 6 – Subsequent Events
In 2015, the Company issued 340,000 shares for total cash considerations of $101,000 and a subscription receivable of $50,000.

On May 2, 2015, NAS Acquisition, Inc. entered into an Amended and Restated Share Exchange Agreement and Plan of Reorganization ("Agreement") with On The Move Corporation, ("OTM"), a private company incorporated in Florida in 2014 with offices at 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33437. At the closing of the Agreement (which is contingent upon the effectiveness of a post-effective amendment to our registration statement and a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 41,000,000 shares of our common stock, par value $0.0001 per share (the "Common Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding common shares of OTM and 2,500,000 shares of our to be designated Series A convertible preferred stock ("Preferred Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding shares of OTM's Series A convertible preferred stock. Upon completion of the foregoing transactions, (i)  OTM will become our wholly-owned subsidiary, (ii) OTM's common stockholders will acquire 82% of our issued and outstanding common stock, and (iii) OTM's holders of its Series A convertible preferred stock will own 100% of our issued and outstanding Preferred Stock, and (iv) we will change our name to On The Move Corporation.

The closing of the transaction is subject to an effective registration statement with the SEC and the reconfirmation of investors in the Company's offering and approval of the Company's shareholders.

FINANCIAL STATEMENTS AND EXHIBITS
On the Move Corporation

Page

Financial Statements:

Balance Sheet as of March 31, 2015 (unaudited)	F-13

Statement of Operations for the quarter ended March 31, 2015 (unaudited)	F-14

Statement of Changes in Stockholders Equity for the quarter ended March 31, 2015 (unaudited)	F-15

Statement of Cash Flows for the quarter ended March 31, 2015 (unaudited)	F-16

Notes to Unaudited Financial Statements	F17 – F20

FINANCIAL STATEMENTS

March 31, 2015

On the Move Corporation

Balance Sheet

March 31, 2015
(Unaudited)

Cash	$115,749
Equity sales receivable	50,000
Total current assets	165,749

Total assets	$165,749

Accrued expenses	4,420
Total current liabilities	4,420

Total liabilities	$4,420

Stockholders' equity
Preferred stock, $1 par value; 20,000,000 shares authorized; none issued or outstanding	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 40,720,000 shares issued and outstanding	40,720
Additional paid in capital	205,280
Accumulated deficit	(84,671)
Total stockholders' equity	161,329

Total liabilities and stockholders' equity	$165,749

See accompanying notes to the unaudited financial statements

On the Move Corporation

Statement of Operations

Quarter ended
3/31/15 (Unaudited)

Operating expenses
General and administrative	$213
Professional fees	27,922
Total operating expenses	28,135

Net loss	$(28,135)

Basic and diluted loss per common share	$(0.00)

Basic and diluted weighted average shares outstanding	40,445,111

See accompanying notes to the unaudited financial statements

On the Move Corporation

Statement of Changes in Stockholders' Equity

	Common Stock		Additional	Accumulated
			Paid In
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2014	54,620,000	$40,380	$54,620	$(56,536)	$38,464
Common stock issued for cash	340,000	340	150,660		151,000
Net loss, quarter ended March 31, 2015			-	(28,135)	(28,135)
Balance, March 31, 2015 (unaudited)	54,960,000	$40,720	$205,280	$(84,671)	$165,749

See accompanying notes to the unaudited financial statements.

On the Move Corporation

Statement of Cash Flows

Quarter ended
3/31/15 (Unaudited)
Cash flows from operating activities
Net loss	$(28,135)
Decrease in accrued expenses	(10,673)
Net cash used in operating activities	(38,808)

Cash flows from financing activities
Proceeds from sales of common stock	151,000
Net cash provided by financing activities	151,000

Net change in cash	112,192
Cash, beginning of period	3,557
Cash, end of period	$115,749

Supplemental cash flow information
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to the unaudited financial statements.

On the Move Corporation
Notes to Unaudited Financial Statements
March 31, 2015

Note 1 - Nature of Business

On the Move Corporation (the Company) was incorporated in Florida in April 2014 with the principal business objective of acquiring retail gasoline stations.  The corporation authorized 36,000 shares to be issued.  In July 2014, the company filed an amendment to its articles of incorporation, which authorized the issuance of one hundred million shares of common stock and twenty million shares of preferred stock.

Note 2 - Going Concern

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has minimal cash and no material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

Note 3 - Significant Accounting Policies

Basis of presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.

On the Move Corporation
Notes to Unaudited Financial Statements
March 31, 2015

Recent Accounting Pronouncements

The Company elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Income Taxes

The Company accounts for income taxes under ASC 740 "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The cumulative tax effect at the blended expected rate of 37.63% of significant items comprising our net deferred tax amount is as follows:

	March 31, 2015
Deferred tax asset attributable to
Net operating loss carryover		$31,862
Valuation allowance		(31,862)
Net deferred tax assets	$

The Company had federal and state net operating loss carry forwards of $84,671 as of March 31, 2015. The federal and state net operating loss carry forwards at March 31, 2015 begin to expire in 2034. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the history of a taxable loss and uncertainty of achieving future taxable income over the periods in which the deferred tax assets are deductible, the Company has determined that a full valuation allowance on its deferred tax assets is appropriate under the circumstance.

Note 4 - Stockholders' Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a $1 par value. 3,000,000 of the shares are designated as Series A Convertible Preferred Stock ("Series A").  The Series A stock is subject to a mandatory redemption.  17,000,000 of the shares are undesignated. We have not issued any preferred shares.

On the Move Corporation
Notes to Unaudited Financial Statements
March 31, 2015

The Series A stock shall rank prior to all classes of the Company's common stock and any class or series of capital stock hereafter created, in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Company.  Holders of the Series A stock shall not be entitled to the payment of a dividend.  Each holder of record of shares of Series A stock may convert all or part of the Series A stock into shares of common stock on a share for share basis.  Anti-dilution provisions are in place in case of a consolidation, merger or sale of the Company.  Holders of Series A stock shall have no voting rights except as required by law.  Mandatory Redemption - Within 90 days of the second anniversary of the issuance of the Series A stock, the Company out of funds legally available therefor shall redeem all outstanding shares of Series A stock without any requirement of any notice to such holders at a price per share equal to the stated value per share plus any accrued and unpaid dividends; provided that any such redemption will only be paid to the extent that the aggregate redemption price in respect of all shares of Series A does not exceed the funds legally available therefor at such time. If the Company does not have sufficient funds, it shall redeem such number of shares with respect to which there are sufficient funds legally available therefor, pro rata among all holders of Series A and thereafter, the Company shall pay the applicable redemption price with respect to any shares of Series A for which payment has not been made.

Common stock

The authorized common stock of the Company consists of 100,000,000 shares with a $0.001 par value.

The Company issued 40,000,000 shares to the Company founders for nominal consideration.  The Company issued 380,000 shares for total cash considerations of $45,000 and a subscription receivable of $50,000 during the year ending December 31, 2014.  The subscription receivable was subsequently collected during the first quarter of 2015.

The Company issued 340,000 shares for total cash considerations of $101,000 and receivables of $50,000 during the quarter ending March 31, 2015.

Note 5 – Commitments

In July 2014, the Company entered into an employment agreement with its CEO.  The annual base salary is $395,000 and term of employment is five years.  The CEO is entitled to participate in bonus plans as the Board shall determine from time to time.  In the first year of employment, the CEO will be entitled to receive a total annual bonus in an amount of up to $200,000, based on performance. The Company issued a one-time retention equity award of 1,000,000 shares of restricted stock units of common stock that vest immediately.  The agreement was modified in May 2015 to be effective at the closing of the Share Exchange Agreement (see note 6 for details).
In July 2014, the Company entered into an employment agreement with its President and Chief Operating Officer.  The annual base salary is $395,000 and term of employment is five years.  The President is entitled to participate in bonus plans as the Board shall determine from time to time.  In the first year of employment, the President will be entitled to receive a total annual bonus in an amount of up to $200,000, based on performance. The Company issued a one-time retention equity award of 1,000,000 shares of restricted stock units of common stock that vest immediately.  The agreement was modified in May 2015 to be effective at the closing of the Share Exchange Agreement (see note 6 for details).

On the Move Corporation
Notes to Unaudited Financial Statements
March 31, 2015

In July 2014, the Company entered into an employment agreement with its Executive Vice President and Chief Branding Officer ("EVP").  The annual base salary is $300,000 and term of employment is five years.  The EVP is entitled to participate in bonus plans as the Board shall determine from time to time.  In the first year of employment, the EVP will be entitled to receive a total annual bonus in an amount of up to $200,000, based on performance. The Company issued a one-time retention equity award of 1,000,000 shares of restricted stock units of common stock that vest immediately.  The agreement was modified in May 2015 to be effective at the closing of the Share Exchange Agreement (see note 6 for details).

Note 6 – Subsequent Events

On May 2, 2015, NAS Acquisition, Inc. entered into an Amended and Restated Share Exchange Agreement and Plan of Reorganization ("Agreement") with On The Move Corporation, ("OTM"), a private company incorporated in Florida in 2014 with offices at 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33437. At the closing of the Agreement (which is contingent upon the effectiveness of a post-effective amendment to our registration statement and a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 41,000,000 shares of our common stock, par value $0.0001 per share (the "Common Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding common shares of OTM and 2,500,000 shares of our to be designated Series A convertible preferred stock ("Preferred Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding shares of OTM's Series A convertible preferred stock. Upon completion of the foregoing transactions, (i)  OTM will become our wholly-owned subsidiary, (ii) OTM's common stockholders will acquire 82% of our issued and outstanding common stock, and (iii) OTM's holders of its Series A convertible preferred stock will own 100% of our issued and outstanding Preferred Stock, and (iv) we will change our name to On The Move Corporation.

The closing of the transaction is subject to an effective registration statement with the SEC and the reconfirmation of investors in the Company's offering and approval of the Company's shareholders.

FINANCIAL STATEMENTS AND EXHIBITS
Jupiter Farms Chevron Business of Spanish River Service, Inc.

Page

Report of Independent Registered Public Accounting Firm	JF-2

Financial Statements:

Statement of Revenues and Direct Expenses for the years ended December 31, 2014 and 2013 and the quarters ended March 31, 2015 and 2014 (unaudited)	JF-3

Notes to Financial Statements	JF-4 –JF-7

Jupiter Farms Page 1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Spanish River Service, Inc.
Boynton Beach, Florida

We have audited the accompanying Statements of Revenues and Direct Expenses ("Financial Statements") of Jupiter Farms Chevron Business of Spanish River Service, Inc. ("Business") for the years ended December 31, 2014 and 2013. These Financial Statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these Financial Statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Business is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Financial Statements were prepared to present the revenues and direct expenses of the Business, as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Business' results of operations, or cash flows.

In our opinion, the Financial Statements referred to above present fairly, in all material respects, the Statements of Revenues and Direct Expenses of the Business as described in Note 2 for the years ended December 31, 2014 and 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
July 2, 2015

Jupiter Farms Page 2

Jupiter Farms Chevron Business of Spanish River Service, Inc.

Statements of Revenues and Direct Expenses

	For the Year Ended		For the Three Months Ended
	12/31/14	12/31/13	3/31/15	3/31/14
			(Unaudited)	(Unaudited)

Sales	$9,895,157	$9,920,786	$1,931,967	$2,605,925
Cost of Goods Sold	8,681,624	8,746,301	1,586,432	2,341,549
Gross Profit	1,213,533	1,174,485	345,535	264,376

Expenses
G&A	697,878	994,528	142,385	164,296
Total Operating Expenses	697,878	994,528	142,385	164,296

Net revenue less direct expenses	$515,655	$179,957	$203,150	$100,081

See accompanying notes to the financial statements

Jupiter Farms Page 3

Jupiter Farms Chevron Business of Spanish River Service, Inc.
Notes to Statements of Revenues and Direct Expenses
Years Ended December 31, 2014 and 2013 and Three Months Ended March 31, 2015 and 2014

Note 1 — Description

Description of business — On May 2, 2015, On The Move Corporation, a Florida corporation ("OTM"), entered into an Amended and Restated Asset Purchase Agreement with West Boynton Auto Service, Inc., a Florida corporation which owns Hagen Ranch Texaco ("Hagen Ranch") and Spanish River Service, Inc. ("Spanish River"), a Florida corporation which owns Jupiter Farms Chevron ("Jupiter Farms"), for the purchase of two retail gasoline station operations in consideration for 2,500,000 shares of its preferred stock.

Note 2 —Basis of Presentation

This statement of revenues and direct expenses was prepared in accordance with U.S. generally accepted accounting principles ("GAAP").

Preparation of a full set of financial statements of Jupiter Farms is impractical because of the difficulty in obtaining the information needed since some or all of it dates back to periods prior to the periods being audited. Full financial statements for Jupiter Farms have never been prepared.  Statements of cash flows from operating, investing and financing activities, a statement of changes in equity, and a balance sheet have been omitted as the burden of obtaining the information outweighs the benefits it would provide.  The financial statements are not intended to be indicative of the financial condition or results of operations going forward due to changes in the business.  Future results of operations could differ materially from the historical amounts presented herein.

The statements of revenues and direct expenses include the net revenues and expenses directly attributable to the operation of Jupiter Farms.  Operating expenses include salaries and wages, credit card fees, maintenance and other expenses.  Costs of goods sold are primarily derived from the sales of gasoline and retail products. The statements of revenues and direct expenses do not include corporate overhead, depreciation, interest, income taxes or any other indirect expenses not noted above.

Jupiter Farms Page 4

Jupiter Farms Chevron Business of Spanish River Service, Inc.
Notes to Statements of Revenues and Direct Expenses
Years Ended December 31, 2014 and 2013 and Three Months Ended March 31, 2015 and 2014

Note 3 – Summary of Significant Accounting Policies

REVENUE RECOGNITION – Revenues from sales of refined petroleum products sold at retail stations are recorded when the customer takes delivery at the pump. Merchandise revenues are recorded at the point of sale.

SHIPPING AND HANDLING COSTS – Costs incurred for the shipping and handling of motor fuel and convenience store merchandise are included in cost of goods sold in the statements of revenues and direct expenses.

TAXES COLLECTED FROM CUSTOMERS AND REMITTED TO GOVERNMENT AUTHORITIES – Excise and other taxes collected on sales of refined products and remitted to governmental agencies are included in revenues and costs and operating expenses in the statements of revenues and direct expenses.

VENDOR ALLOWANCES AND REBATES – Jupiter Farms receives payments for vendor allowances, volume rebates and other related payments from various suppliers of its convenience store merchandise. Vendor allowances for price markdowns are credited to merchandise cost of goods sold during the period the related markdown is recognized. Volume rebates of merchandise are recorded as reductions to merchandise cost of goods sold when the merchandise qualifying for the rebate is sold. Slotting and stocking allowances received from a vendor are recorded as a reduction to cost of sales over the period covered by the agreement.

USE OF ESTIMATES – In preparing the financial statements of Jupiter Farms in conformity with U.S. GAAP, management has made a number of estimates and assumptions related to the reporting of revenues and expenses. Actual results may differ from the estimates. On an ongoing basis, Jupiter Farms reviews its estimates based on currently available information. Changes in facts and circumstances may result in revised estimates.

Jupiter Farms Page 5

Jupiter Farms Chevron Business of Spanish River Service, Inc.
Notes to Statements of Revenues and Direct Expenses
Years Ended December 31, 2014 and 2013 and Three Months Ended March 31, 2015 and 2014

Note 4 — Contingencies

Jupiter Farms's operations and earnings have been and may be affected by various forms of governmental action. Examples of such governmental action include, but are by no means limited to: tax increases and retroactive tax claims; import and export controls; price controls; allocation of supplies of crude oil and petroleum products and other goods; laws and regulations intended for the promotion of safety and the protection and/or remediation of the environment; governmental support for other forms of energy; and laws and regulations affecting Jupiter Farms' relationships with employees, suppliers, customers, stockholders and others. Because governmental actions are often motivated by political considerations, may be taken without full consideration of their consequences, and may be taken in response to actions of other governments, it is not practical to attempt to predict the likelihood of such actions, the form the actions may take or the effect such actions may have on Jupiter Farms.

ENVIRONMENTAL MATTERS AND LEGAL MATTERS — Jupiter Farms is subject to numerous federal, state and local laws and regulations dealing with the environment. Violation of such environmental laws, regulations and permits can result in the imposition of significant civil and criminal penalties, injunctions and other sanctions. A discharge of hazardous substances into the environment could, to the extent such event is not insured, subject Jupiter Farms to substantial expense, including both the cost to comply with applicable regulations and claims by neighboring landowners and other third parties for any personal injury, property damage and other losses that might result.

Spanish River currently leases properties at which hazardous substances have been or are being handled. Although Jupiter Farms believes it has used operating and disposal practices that were standard in the industry at the time, hazardous substances may have been disposed of or released on or under the properties leased by Spanish River or on or under other locations where they have been taken for disposal. In addition, many of these properties have been operated by third parties whose management of hazardous substances was not under Spanish River's control. Under existing laws Jupiter Farms could be required to remediate contaminated property (including contaminated groundwater) or to perform remedial actions to prevent future contamination.

Jupiter Farms Page 6

Jupiter Farms Chevron Business of Spanish River Service, Inc.
Notes to Statements of Revenues and Direct Expenses
Years Ended December 31, 2014 and 2013 and Three Months Ended March 31, 2015 and 2014

Based on information currently available to Jupiter Farms, the amount of future remediation costs to be incurred to address known contamination sites is not expected to have a material adverse effect on Jupiter Farms's future net income, cash flows or liquidity. However, there is the possibility that additional environmental expenditures could be required to address contamination, including as a result of discovering additional contamination or the imposition of new or revised requirements applicable to known contamination.

TAX MATTERS — Jupiter Farms is subject to extensive tax liabilities imposed by multiple jurisdictions, including income taxes, indirect taxes (excise/duty, sales/use and gross receipts taxes), payroll taxes, franchise taxes, withholding taxes and ad valorem taxes. New tax laws and regulations and changes in existing tax laws and regulations are continuously being enacted or proposed that could result in increased expenditures for tax liabilities in the future. Many of these liabilities are subject to periodic audits by the respective taxing authority. Subsequent changes to our tax liabilities because of these audits may subject Jupiter Farms to interest and penalties.

Note 5 – Related Party Transactions

For the year ended December 31, 2014, Spanish River paid $30,863 to J & L Services for merchandise and expenses.  For the year ended December 31, 2013, Spanish River paid $221,214 to J & L Services for management fees.  J & L Services is owned by Jay Seewald, an officer of Spanish River.

Note 6 – Subsequent Events

On May 2, 2015, On The Move Corporation, a Florida corporation ("OTM"), entered into an Amended and Restated Asset Purchase Agreement with West Boynton Auto Service, Inc. dba Hagen Ranch Texaco, a Florida corporation ("Hagen Ranch") and Spanish River Service, Inc. dba Jupiter Farms Chevron, a Florida corporation ("Jupiter Farms") for the purchase of two retail gasoline station operations in consideration for 2,500,000 shares of its preferred stock.  The gas stations are owned by corporations controlled by Jay Seewald, OTM's principle shareholder and director.

The closing of the transaction is subject to an effective registration statement with the SEC and the reconfirmation of investors in the Company's offering and approval of the Company's shareholders.

Jupiter Farms Page 7

FINANCIAL STATEMENTS AND EXHIBITS
Hagen Ranch Texaco Business of West Boynton Auto Service, Inc.

Page

Report of Independent Registered Public Accounting Firm	HR-2

Financial Statements:

Statement of Revenues and Direct Expenses for the years ended December 31, 2014 and 2013 and the quarters ended March 31, 2015 and 2014	HR-3

Notes to Financial Statements	HR-4 –HR-7

Hagen Ranch Page 1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
West Boynton Auto Service, Inc.
Boynton Beach, Florida

We have audited the accompanying Statements of Revenues and Direct Expenses ("Financial Statements") of Hagen Ranch Texaco Business of West Boynton Auto Service, Inc. ("Business") for the years ended December 31, 2014 and 2013. These Financial Statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these Financial Statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Business is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Financial Statements were prepared to present the revenues and direct expenses of the Business, as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Business' results of operations, or cash flows.

In our opinion, the Financial Statements referred to above present fairly, in all material respects, the Statements of Revenues and Direct Expenses of the Business as described in Note 2 for the years ended December 31, 2014 and 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
July 2, 2015

Hagen Ranch Page 2

Hagen Ranch Texaco Business of West Boynton Auto Service, Inc.

Statements of Revenues and Direct Expenses

	For the Year Ended		For the Three Months Ended
	12/31/14	12/31/13	3/31/15	3/31/14
			(Unaudited)	(Unaudited)

Sales	$6,882,088	$6,799,204	$1,551,641	$1,854,599
Cost of Goods Sold	5,876,558	5,920,831	1,136,724	1,652,666
Gross Profit	1,005,530	878,373	414,917	201,933

Expenses
G&A	766,416	746,460	308,203	169,539
Total Operating Expenses	766,416	746,460	308,203	169,539

Net revenue less direct expenses	$239,114	$131,913	$106,714	$32,394

See accompanying notes to the financial statements

Hagen Ranch Page 3

Hagen Ranch Texaco Business of West Boynton Auto Service, Inc.
Notes to Statements of Revenues and Direct Expenses
Years Ended December 31, 2014 and 2013 and Three Months Ended March 31, 2015 and 2014

Note 1 — Description

Description of business — On May 2, 2015, On The Move Corporation, a Florida corporation ("OTM"), entered into an Amended and Restated Asset Purchase Agreement with West Boynton Auto Service, Inc., ("West Boynton"), a Florida corporation which owns Hagen Ranch Texaco ("Hagen Ranch") and Spanish River Service, Inc., a Florida corporation which owns Jupiter Farms Chevron, for the purchase of two retail gasoline station operations in consideration for 2,500,000 shares of its preferred stock.

Note 2 —Basis of Presentation

This statement of revenues and direct expenses was prepared in accordance with U.S. generally accepted accounting principles ("GAAP").

Preparation of a full set of financial statements of Hagen Ranch is impractical because of the difficulty in obtaining the information needed since some or all of it dates back to periods prior to the periods being audited. Full financial statements for Hagen Ranch have never been prepared.  Statements of cash flows from operating, investing and financing activities, a statement of changes in equity, and a balance sheet have been omitted as the burden of obtaining the information outweighs the benefits it would provide.  The financial statements are not intended to be indicative of the financial condition or results of operations going forward due to changes in the business.  Future results of operations could differ materially from the historical amounts presented herein.

The statements of revenues and direct expenses include the net revenues and expenses directly attributable to the operation of Hagen Ranch.  Operating expenses include salaries and wages, credit card fees, maintenance and other expenses.  Costs of goods sold are primarily derived from the sales of gasoline and retail products. The statements of revenues and direct expenses do not include corporate overhead, depreciation, interest, income taxes or any other indirect expenses not noted above.

Hagen Ranch Page 4

Hagen Ranch Texaco Business of West Boynton Auto Service, Inc.
Notes to Statements of Revenues and Direct Expenses
Years Ended December 31, 2014 and 2013 and Three Months Ended March 31, 2015 and 2014

Note 3 – Summary of Significant Accounting Policies

REVENUE RECOGNITION – Revenues from sales of refined petroleum products sold at retail stations are recorded when the customer takes delivery at the pump. Merchandise revenues are recorded at the point of sale.

SHIPPING AND HANDLING COSTS – Costs incurred for the shipping and handling of motor fuel and convenience store merchandise are included in cost of goods sold in the statements of revenues and direct expenses.

TAXES COLLECTED FROM CUSTOMERS AND REMITTED TO GOVERNMENT AUTHORITIES – Excise and other taxes collected on sales of refined products and remitted to governmental agencies are included in revenues and costs and operating expenses in the statements of revenues and direct expenses.

VENDOR ALLOWANCES AND REBATES – Hagen Ranch receives payments for vendor allowances, volume rebates and other related payments from various suppliers of its convenience store merchandise. Vendor allowances for price markdowns are credited to merchandise cost of goods sold during the period the related markdown is recognized. Volume rebates of merchandise are recorded as reductions to merchandise cost of goods sold when the merchandise qualifying for the rebate is sold. Slotting and stocking allowances received from a vendor are recorded as a reduction to cost of sales over the period covered by the agreement.

USE OF ESTIMATES – In preparing the financial statements of Hagen Ranch in conformity with U.S. GAAP, management has made a number of estimates and assumptions related to the reporting of revenues and expenses. Actual results may differ from the estimates. On an ongoing basis, Hagen Ranch reviews its estimates based on currently available information. Changes in facts and circumstances may result in revised estimates.

Hagen Ranch Page 5

Hagen Ranch Texaco Business of West Boynton Auto Service, Inc.
Notes to Statements of Revenues and Direct Expenses
Years Ended December 31, 2014 and 2013 and Three Months Ended March 31, 2015 and 2014

Note 4 — Contingencies

Hagen Ranch's operations and earnings have been and may be affected by various forms of governmental action. Examples of such governmental action include, but are by no means limited to: tax increases and retroactive tax claims; import and export controls; price controls; allocation of supplies of crude oil and petroleum products and other goods; laws and regulations intended for the promotion of safety and the protection and/or remediation of the environment; governmental support for other forms of energy; and laws and regulations affecting Hagen Ranch' relationships with employees, suppliers, customers, stockholders and others. Because governmental actions are often motivated by political considerations, may be taken without full consideration of their consequences, and may be taken in response to actions of other governments, it is not practical to attempt to predict the likelihood of such actions, the form the actions may take or the effect such actions may have on Hagen Ranch.

ENVIRONMENTAL MATTERS AND LEGAL MATTERS — Hagen Ranch is subject to numerous federal, state and local laws and regulations dealing with the environment. Violation of such environmental laws, regulations and permits can result in the imposition of significant civil and criminal penalties, injunctions and other sanctions. A discharge of hazardous substances into the environment could, to the extent such event is not insured, subject Hagen Ranch to substantial expense, including both the cost to comply with applicable regulations and claims by neighboring landowners and other third parties for any personal injury, property damage and other losses that might result.

West Boynton currently leases properties at which hazardous substances have been or are being handled. Although Hagen Ranch believes it has used operating and disposal practices that were standard in the industry at the time, hazardous substances may have been disposed of or released on or under the properties leased by West Boynton or on or under other locations where they have been taken for disposal. In addition, many of these properties have been operated by third parties whose management of hazardous substances was not under West Boynton's control. Under existing laws Hagen Ranch could be required to remediate contaminated property (including contaminated groundwater) or to perform remedial actions to prevent future contamination.

Hagen Ranch Page 6

Hagen Ranch Texaco Business of West Boynton Auto Service, Inc.
Notes to Statements of Revenues and Direct Expenses
Years Ended December 31, 2014 and 2013 and Three Months Ended March 31, 2015 and 2014

Based on information currently available to Hagen Ranch, the amount of future remediation costs to be incurred to address known contamination sites is not expected to have a material adverse effect on Hagen Ranch's future net income, cash flows or liquidity. However, there is the possibility that additional environmental expenditures could be required to address contamination, including as a result of discovering additional contamination or the imposition of new or revised requirements applicable to known contamination.

TAX MATTERS — Hagen Ranch is subject to extensive tax liabilities imposed by multiple jurisdictions, including income taxes, indirect taxes (excise/duty, sales/use and gross receipts taxes), payroll taxes, franchise taxes, withholding taxes and ad valorem taxes. New tax laws and regulations and changes in existing tax laws and regulations are continuously being enacted or proposed that could result in increased expenditures for tax liabilities in the future. Many of these liabilities are subject to periodic audits by the respective taxing authority. Subsequent changes to our tax liabilities because of these audits may subject Hagen Ranch to interest and penalties.

Note 5 – Related Party Transactions

For the year ended December 31, 2014, Hagen Ranch paid $23,625 to J & L Services for management fees and $770 for repair expenses.  For the year ended December 31, 2013, Hagen Ranch paid $333,191 to J & L Services for management fees.  J & L Services is owned by Jay Seewald, an officer of West Boynton.

Note 6 – Subsequent Events

On May 2, 2015, On The Move Corporation, a Florida corporation ("OTM"), entered into an Amended and Restated Asset Purchase Agreement with West Boynton Auto Service, Inc. dba Hagen Ranch Texaco, a Florida corporation ("Hagen Ranch") and Spanish River Service, Inc. dba Jupiter Farms Chevron, a Florida corporation ("Jupiter Farms") for the purchase of two retail gasoline station operations in consideration for 2,500,000 shares of its preferred stock.  The gas stations are owned by corporations controlled by Jay Seewald, OTM's principle shareholder and director.

The closing of the transaction is subject to an effective registration statement with the SEC and the reconfirmation of investors in the Company's offering and approval of the Company's shareholders.

Hagen Ranch Page 7

ON THE MOVE CORPORATION
UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Pro Forma Financial Statements Page 1

ON THE MOVE CORPORATION
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2014

	NAS Acquisition, Inc.	On The Move Corporation	Jupiter Farms Chevron Business of Spanish River Service, Inc.	Hagen Ranch Texaco Business of West Boynton Auto Service, Inc.	Pro Forma Adjustments to Reflect the Acquisitions	Consolidated Pro Forma
Revenues	-	-	9,895,157	6,882,088		16,777,245
Cost of goods sold	-	-	8,681,624	5,876,558		14,558,182

Gross profit	-	-	1,213,533	1,005,530	-	2,219,063

Operating expense	8,772	56,536	697,878	766,416	845,880 (1)	2,375,482

Loss from operations	(8,772)	(56,536)	515,655	239,114	(845,880)	(156,419)

Loss before provision for income taxes	(8,772)	(56,536)	515,655	239,114	(845,880)	(156,419)

Provision for income taxes	-	-	-	-	-	-

Net loss	(8,772)	(56,536)	515,655	239,114	(845,880)	(156,419)

Net loss per share, basic and diluted	(0.00)	(0.00)			(0)	(0.00)

Weighted average shares outstanding	8,000,000	35,942,381	-	-	7,557,619	51,500,000

(1) To record rent cost. Hagen rent will be $30,000 and Jupiter Farms rent will be $36,500 per month plus 6% sales tax.

Pro Forma Financial Statements Page 2

ON THE MOVE CORPORATION
UNAUDITED PRO FORMA BALANCE SHEET
THREE MONTHS ENDED MARCH 31, 2015
	NAS Acquisition, Inc.	On The Move Corporation	Pro Forma Adjustments to Reflect the Acquisitions		Consolidated Pro Forma
Cash	-	115,749			115,749
Subscription receivable	-	50,000			50,000
Total current assets	-	165,749			165,749

Total assets	-	165,749	-		165,749

Accrued expenses	-	4,420			4,420
Related party payable	6,272	-			6,272
Total current liabilities	6,272	4,420			10,692

Preferred stock, $0.0001 par value; 25,000,000 shares authorized; none issued or outstanding	-		2,500,000	(1)	2,500,000
Preferred stock, $1 par value; 20,000,000 shares authorized; none issued or outstanding		-			-
Preferred stock, $1 par value; 20,000,000 shares authorized; none issued or outstanding		-			-
Total liabilities	6,272	4,420	2,500,000		2,510,692

Stockholders' equity
Common stock, $0.0001 par value; 100,000,000 shares authorized; 8,000,000 shares issued and outstanding	800		4,100	(2)	4,900
Common stock, $0.001 par value; 100,000,000 shares authorized; 40,720,000 shares issued and outstanding		40,720	(40,720)	(2)	-
Additional paid in capital	1,700	205,280	(2,463,380)	(1)/ (2)	(2,256,400)
Accumulated deficit	(8,772)	(84,671)			(93,443)
Total stockholders' equity	(6,272)	161,329	(2,500,000)		(2,344,943)

Total liabilities and stockholders' equity	-	165,749	-		165,749

(1) To record preferred stock issuance that is being treated as a deemed dividend.  The shares are more akin to debt than equity and are accordingly classified as debt.
(2) 41,000,000 shares of NAS Acquisition, Inc. common stock will be issued to On the Move ("OTM") Corporation shareholders in exchange for their 40,720,000 shares of OTM.

Pro Forma Financial Statements Page 3

ON THE MOVE CORPORATION
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2015

	NAS Acquisition, Inc.	On The Move Corporation	Jupiter Farms Chevron Business of Spanish River Service, Inc.	Hagen Ranch Texaco Business of West Boynton Auto Service, Inc.	Pro Forma Adjustments to Reflect the Acquisitions	Consolidated Pro Forma
Revenues	-	-	1,931,967	1,551,641		3,483,608
Cost of goods sold	-	-	1,586,432	1,136,724		2,723,156

Gross profit	-	-	345,535	414,917	-	760,452

Operating expense	-	28,135	142,385	308,203	211,470 (1)	690,193

Loss from operations	-	(28,135)	203,150	106,714	(211,470)	70,259

Loss before provision for income taxes	-	(28,135)	203,150	106,714	(211,470)	70,259

Provision for income taxes	-	-	-	-	-	-

Net loss	-	(28,135)	203,150	106,714	(211,470)	70,259

Net loss per share, basic and diluted	-	(0.00)			(0)	0.00

Weighted average shares outstanding	8,000,000	40,445,111	-	-	3,054,889	51,500,000

(1) To record rent cost. Hagen rent will be $30,000 and Jupiter Farms rent will be $36,500 per month plus 6% sales tax.

Pro Forma Financial Statements Page 4

ON THE MOVE CORPORATION
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Financial Information.

The unaudited pro forma financial statements have been prepared in order to present consolidated financial position and results of operations of NAS Acquisition, Inc. and On the Move Corporation and the operations of Jupiter Farms Chevron and Hagen Ranch Texaco as if the acquisitions had occurred as of March 31, 2015 for the pro forma consolidated balance sheet and to give effect to the acquisition as if the transactions had taken place at January 1, 2015 and 2014 for the pro forma consolidated statement of operations for the three months ended March 31, 2015 and the year ended December 31, 2014.

The purchase of Jupiter Farms Chevron and Hagen Ranch Texaco by OTM is accounted for similar to a combination of entities under common control since all are controlled by the same party.  The transaction between NAS and OTM is being accounted for as a reverse merger and recapitalization whereby OTM is considered the accounting acquirer.

Rent cost has been added to the pro forma statement of operations for the three months ended March 31, 2015 and the year ended December 31, 2014.  Rent cost for Jupiter Farms Chevron will be $36,500 per month and for Hagen Ranch Texaco will be $30,000 per month, plus 6% sales tax.

An adjustment to record preferred stock issuance that is being treated as a deemed dividend has been made to the pro forma balance sheet as of March 31, 2015.  The shares are more akin to debt than equity and are accordingly classified as debt.  An adjustment has also been made to reflect that 41,000,000 shares of NAS Acquisition, Inc. common stock will be issued to On the Move ("OTM") Corporation shareholders in exchange for their 40,720,000 shares of OTM.

Pro Forma Financial Statements Page 5

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by NAS in connection with the sale of the common stock being registered. NAS has agreed to pay all costs and expenses in connection with this offering of common stock. Miguel Dotres is the source of the funds for the costs of the offering. Mr. Dotres has no agreement in writing to pay the expenses of this offering on behalf of NAS and thus such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$4,000
Accounting Fees	$2,975
Escrow Fees	$2,075
Registration Fee	$50

Total	$10,000

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

NAS Acquisition, Inc.'s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Nevada law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, NAS Acquisition, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On May 28, 2014, Miguel Dotres, our president and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company in exchange for 8,000,000 shares of common stock of the Company, each, par value $0.0001 per share.

At the time of the issuance, Miguel Dotres was in possession of all available material information about us, as he was the only officer and director. On the basis of these facts, NAS Acquisition, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. NAS believes that the exemption from registration for these sales under Section 4(2) was available because:

•	Miguel Dotres was an executive officer of NAS and thus had fair access to all material information about NAS before investing;

•	There was no general advertising or solicitation; and

•	The shares bear a restrictive transfer legend.

All shares issued to Miguel Dotres were at a price per share of $0.0003125. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, NAS was recently formed or in the process of being formed and possessed no assets.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3*	Articles of Incorporation & Bylaws

a)*	Articles of Incorporation
b)*	Bylaws adopted on May 28, 2014
c)*	Amended and Restated Articles of Incorporation

5.1**	Opinion of Pearlman Schneider LLP

10	Material Contracts

a)**	Amended and Restated Share Exchange Agreement and Plan of Reorganization with Schedules
b)**	Second Amended and Restated Asset Purchase Agreement with Exhibits
c)*	Employment Agreement with Richard Reitano
d)*	Employment Agreement with Jay Seewald
e)*	Employment Agreement with Russell Parker
f)*	First Amendment to Employment Agreement with Richard Reitano
g)*	First Amendment to Employment Agreement with Jay Seewald
h)*	First Amendment to Employment Agreement with Jay Seewald
i)**	Lease Agreement
j)**	Assignment of Lease and Security Deposits

23.1**	Consent of Independent Auditor for NAS Acquisition, Inc.
23.2**	Consent of Independent Auditor for On the Move Corporation
23.3**	Consent of Independent Auditor for Spanish River Service, Inc.
23.4**	Consent of Independent Auditor for West Boynton Auto Service, Inc.

99*	Additional Exhibits

a) Escrow Agreement
b) Subscription Agreement

*Previously filed
**Filed herewith

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.      Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.      Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

a.           The undersigned registrant hereby undertakes that:

1.  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the   initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Miami, state of Florida on July 6, 2015.

NAS Acquisition, Inc.
(Registrant)

By: /s/ Miguel Dotres
Miguel Dotres, President

By: /s/ Andrew Deme
Andrew Deme, Secretary, Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	President, Director	July 6, 2015
Miguel Dotres	Chief Executive Officer
Principal Financial Officer and Principal Accounting Officer

Andrew Deme	Secretary, Treasurer	July 6, 2015